Exhibit 4.1

Execution Version

TRANSOCEAN INC.,

as Issuer,

TRANSOCEAN LTD.,

as a Guarantor,

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

as Subsidiary Guarantors,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

___________________

INDENTURE

Dated as of August 14, 2020

___________________

2.5% Senior Guaranteed Exchangeable Bonds due 2027

TABLE OF CONTENTS

Page

Article 1 Definitions and Incorporation by Reference1

Section 1.01 Definitions1

Section 1.02 Other Definitions13

Section 1.03 Rules of Construction14

Section 1.04 Agent for Service; Submission to Jurisdiction; Waiver of Immunities14

Section 1.05 Currency15

Section 1.06 No Incorporation by Reference of Trust Indenture Act15

Article 2 The Bonds15

Section 2.01 Form and Dating15

Section 2.02 Execution, Authentication and Delivery of Bonds15

Section 2.03 Bond Registrar, Paying Agent and Exchange Agent16

Section 2.04 Paying Agent to Hold Money in Trust16

Section 2.05 Lists of Holders of Bonds17

Section 2.06 Exchange and Registration of Transfer of Bonds; Restrictions on Transfer17

Section 2.07 Replacement Bonds18

Section 2.08 Outstanding Bonds18

Section 2.09 Temporary Bonds19

Section 2.10 Cancellation19

Section 2.11 Defaulted Amounts19

Section 2.12 CUSIP Numbers19

Section 2.13 Additional Bonds; Repurchases19

Article 3 Optional Redemption20

Section 3.01 Notices to Trustee20

Section 3.02 Selection of Bonds to be Redeemed20

Section 3.03 Notice of Redemption20

Section 3.04 Effect of Notice of Redemption21

Section 3.05 Deposit of Redemption Price21

Section 3.06 Bonds Redeemed in Part21

Section 3.07 No Mandatory Redemption; Open Market Repurchase21

Section 3.08 Optional Redemption.22

Article 4 Covenants23

Section 4.01 Payment of Principal and Interest23

Section 4.02 Existence23

Section 4.03 Limitation on Liens23

Section 4.04 Limitation on Subsidiary Indebtedness24

Section 4.05 Limitation on Sale and Lease Back Transactions26

Section 4.06 Future Guarantors27

Section 4.07 Ownership of the Company27

Section 4.08 Parent Share Covenants27

Section 4.09 Stay, Extension and Usury Laws27

Section 4.10 Waiver of Certain Covenants28

Section 4.11 Compliance Certificate; Statements as to Defaults28

Section 4.12 Further Instruments and Acts28

Section 4.13 Additional Amounts28

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Section 4.14 Required Information30

Section 4.15 Listing.31

Article 5 Consolidation, Merger, Sale, Conveyance and Lease31

Section 5.01 Company and Parent May Consolidate, Etc. on Certain Terms31

Section 5.02 Successor Corporation to Be Substituted31

Article 6 Defaults and Remedies32

Section 6.01 Events of Default32

Section 6.02 Acceleration; Rescission and Annulment34

Section 6.03 Collection of Indebtedness and Suits for Enforcement by Trustee35

Section 6.04 Trustee May File Proofs of Claim35

Section 6.05 Trustee May Enforce Claims Without Possession of Bonds36

Section 6.06 Application of Money Collected36

Section 6.07 Limitation on Suits36

Section 6.08 Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest37

Section 6.09 Restoration of Rights and Remedies37

Section 6.10 Rights and Remedies Cumulative37

Section 6.11 Delay or Omission Not Waiver37

Section 6.12 Control by Holders37

Section 6.13 Waiver of Past Defaults38

Section 6.14 Undertaking for Costs38

Section 6.15 Waiver of Stay or Extension Laws39

Article 7 Concerning the Trustee39

Section 7.01 Duties of Trustee39

Section 7.02 Rights of Trustee40

Section 7.03 Individual Rights of Trustee41

Section 7.04 Trustee’s Disclaimer41

Section 7.05 Notice of Defaults42

Section 7.06 Compensation and Indemnity42

Section 7.07 Replacement of Trustee42

Section 7.08 Successor Trustee by Merger43

Section 7.09 Corporate Trustee Required; Eligibility43

Section 7.10 Monies and Parent Shares to Be Held in Trust43

Article 8 Satisfaction and Discharge44

Section 8.01 Satisfaction and Discharge44

Article 9 Amendment, Supplement and Waiver44

Section 9.01 Supplemental Indentures Without Consent of Holders44

Section 9.02 Supplemental Indentures with Consent of Holders45

Section 9.03 Execution of Supplemental Indentures46

Section 9.04 Effect of Supplemental Indentures46

Section 9.05 Reference in Bonds to Supplemental Indentures46

Section 9.06 Notice of Supplemental Indentures46

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Article 10 Guarantee46

Section 10.01 Guarantees46

Section 10.02 Limitation on Liability48

Section 10.03 Successors and Assigns48

Section 10.04 No Waiver48

Section 10.05 Modification49

Section 10.06 Release of Subsidiary Guarantor49

Section 10.07 Contribution49

Section 10.08 Execution and Delivery49

Article 11 Exchange of Bonds50

Section 11.01 Exchange Privilege50

Section 11.02 Exchange Procedure; Settlement Upon Exchange50

Section 11.03 Increased Exchange Rate Applicable to Bonds Surrendered in Connection with Fundamental Changes52

Section 11.04 Increased Exchange Rate Applicable to Bonds Surrendered in Connection with a Tax Event53

Section 11.05 Adjustment of Exchange Rate54

Section 11.06 Adjustments of Prices61

Section 11.07 Effect of Recapitalizations, Reclassifications and Changes of the Parent Shares61

Section 11.08 Certain Covenants62

Section 11.09 Responsibility of Trustee62

Section 11.10 Notice to Holders Prior to Certain Actions63

Section 11.11 Stockholder Rights Plans63

Section 11.12 Parent Shares63

Article 12 Repurchase of Bonds Upon a Fundamental Change or Tax Event64

Section 12.01 Repurchase at Option of Holders Upon a Fundamental Change or Tax Event64

Section 12.02 Withdrawal of Repurchase Notice68

Section 12.03 Deposit of Tax Event Repurchase Price, Change of Control Repurchase Price and Listing Failure Event Repurchase Price68

Section 12.04 Covenant to Comply with Applicable Laws Upon Repurchase of Bonds69

Article 13 Miscellaneous Provisions69

Section 13.01 Notices69

Section 13.02 Certificate and Opinion as to Conditions Precedent70

Section 13.03 Statements Required in Certificate or Opinion70

Section 13.04 Rules by Trustee, Exchange Agent, Paying Agent and Bond Registrar71

Section 13.05 Legal Holidays71

Section 13.06 Governing Law71

Section 13.07 No Recourse Against Others71

Section 13.08 Successors71

Section 13.09 Multiple Originals71

Section 13.10 Table of Contents; Headings71

Section 13.11 Waiver of Jury Trial71

Section 13.12 U.S.A. Patriot Act71

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Section 13.13 Calculations72

APPENDIXES

Appendix A

Exhibit 1.1 to Appendix A–Form of 144A Bond

Exhibit 1.2 to Appendix A–Form of Regulation S Bond

Exhibit 1.3 to Appendix A–Form of Accredited Investor Bond

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Bond Exchange

Appendix D – Form of Notice of Exchange

Appendix E – Form of Repurchase Notice

Appendix F – Form of Supplemental Indenture

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INDENTURE dated as of August 14, 2020 among TRANSOCEAN INC., a Cayman Islands exempted company (the “Company”), TRANSOCEAN LTD., a company organized under the laws of Switzerland (the “Parent”), the Subsidiary Guarantors (as defined herein, and, together with the Parent, the “Guarantors” and each, a “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the issuance of $237,933,000 aggregate principal amount 2.5% Senior Guaranteed Exchangeable Bonds due 2027 (each a “Bond” and collectively, the “Bonds”), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Bonds, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Bonds by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Bonds, as follows:

Article 1
Definitions and Incorporation by Reference
Section 1.01Definitions.

“Additional Amounts” shall have the meaning specified in Section 4.13(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person; provided that for purposes of this definition, Perestroika AS and its affiliates shall not be deemed “Affiliates” of the Consolidated Group.
“Aggregate Debt” means the sum of the following as of the date of determination:  (1) the then outstanding aggregate principal amount of the Indebtedness of the Company and its Subsidiaries secured by liens not permitted by clauses (i) through (x) of Section 4.03; (2) the then outstanding aggregate principal amount of all Indebtedness of the Subsidiaries of the Company not permitted by clauses (i) through (xi) or (xiii) of Section 4.04 without double counting in this clause (2) to the extent that such Indebtedness is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of the Company and its Subsidiaries in respect of sale and lease-back transactions without double counting to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition. For the avoidance of doubt, for purposes of clause (1) of this definition, “Aggregate Debt” shall not include any Indebtedness secured by a lien to the extent the Bonds are equally and ratably secured by such lien.
“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.
“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company or the Articles of Association of the Parent, as applicable, in each case as in effect as of the Issue Date.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:  (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Parent’s board of directors; and (2) the present value (discounted at the rate of interest implicit in such transaction) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the lessee may terminate the lease or, if such sale and lease-back transaction results in a Capital Lease, the outstanding amount of such Capital Lease as determined in accordance with GAAP.
“Bankruptcy Code” means Title 11 of the U.S. code.
“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors.
“Bond” or “Bonds” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Bond Register” shall have the meaning specified in Section 2.06(a).
“Bond Registrar” shall have the meaning specified in Section 2.03.
“Business Day” means, with respect to any Bond, any day other than a Saturday, a Sunday or a day on which (i) the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed and (ii) in the case of any exchange pursuant to Article 11, commercial banks in Zurich, Canton of Zurich, Switzerland, are authorized or required by law or executive order to close or be closed for business transactions.
“Capital Lease” means any lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following:
(a)the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries or the Company and its Subsidiaries, in each case taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company, the Parent or one of the Parent’s other Subsidiaries;
(b)the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than

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50% of the combined voting power of the Parent’s or the Company’s Voting Stock or other Voting Stock into which the Parent’s or the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(c)the Parent or the Company consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, the Parent or the Company, in any such event pursuant to a transaction in which any outstanding Voting Stock of the Parent or the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent or the Company, as applicable, outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction; or
(d)the adoption of a plan relating to the Parent’s or the Company’s liquidation or dissolution.

Notwithstanding the foregoing, any holding company whose only significant asset is capital stock of the Company or any of the Company’s direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (b) above.  Further, notwithstanding the foregoing, no change of control of the Parent will be deemed to have occurred if at least 90% of the consideration for the Parent Shares (excluding cash payments for fractional shares) in the transaction or transactions otherwise constituting a change of control in respect of the Parent consist of common stock, ordinary shares, American Depositary Receipts or equivalent capital stock traded on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market, or which will be so traded when issued or exchanged in connection with the transaction or transactions otherwise constituting a change of control in respect of the Parent, and as a result of such transaction or transactions, the Bonds become exchangeable, upon the conditions for exchange and actual exchange in accordance with the terms hereof, into such common stock, ordinary shares, American Depositary Receipts or equivalent capital stock.

“Change of Control Event” means (a) in the case of a Change of Control in respect of the Company, on any date during the 60-day period (which period shall be extended so long as the rating of the Bonds is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “trigger period”) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, (i) in the event the Bonds are rated Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Bonds by any Rating Agency shall be below Investment Grade, (ii) in the event the Bonds are rated below Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Bonds by any Rating Agency shall be decreased by one or more categories or (iii) the Bonds shall not be, or cease to be, rated by at least one of the Rating Agencies; provided that, in each case, such event is in whole or in part in connection with the Change of Control and (b) in the case of a Change of Control in respect of the Parent, the effective date of such Change of Control.  Notwithstanding the foregoing, no Change of Control Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Change of Control Repurchase Price” shall have the meaning specified in Section 12.01(a).
“Clause A Distribution” shall have the meaning specified in Section 11.05(c).
“Clause B Distribution” shall have the meaning specified in Section 11.05(c).
“Clause C Distribution” shall have the meaning specified in Section 11.05(c).
“close of business” means 5:00 p.m. (New York City time).

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“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 5, shall include its successors and assigns.
“Company Order” means a written order of the Company signed by an Officer of the Company and delivered to the Trustee.
“Consolidated Affiliates” means those Affiliates of the Company that are not Subsidiaries of the Parent or the Company, but are variable interest entities whose accounts are consolidated with those of the Parent under GAAP.
“Consolidated Group” means, collectively, the Parent, the Company, and their respective Subsidiaries and Consolidated Affiliates. Each Person that is the Parent, the Company or a Subsidiary or Consolidated Affiliate thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”
“Consolidated Net Tangible Assets” means the total amount of the Company’s assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at the Company’s option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 1 Independent Drive, Suite 620, Jacksonville, Florida 32202, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means one or more debt facilities, including the Revolving Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder (provided that such increase in borrowings or addition of Subsidiaries as additional borrowers or guarantors is permitted under Section 4.04) and whether by the same or any other agent, lender or group of lenders.

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“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.
“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Bonds, or any successor entity thereto.
“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Bond (including, without limitation, the Tax Event Repurchase Price, the Change of Control Repurchase Price, the Listing Failure Event Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
“Depositary” means, with respect to each Global Bond, the Person specified in Section 2.03 as the Depositary with respect to such Bonds, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distributed Property” shall have the meaning specified in Section 11.05(c).
“Drilling Rig” means any drilling rig (or the stock or indebtedness of any Subsidiary owning a drilling rig) that the Company leases or owns, either entirely or in part; provided that no drilling rig that has a gross book value of less than 1% of the Company’s Consolidated Net Tangible Assets will be deemed to be a “Drilling Rig” for purposes of Section 4.03 hereof.
“Drillship” means any drillship (or the stock or indebtedness of any Subsidiary owning a drillship) that the Company leases or owns, either entirely or in part; provided that no drillship that has a gross book value of less than 1% of the Company’s Consolidated Net Tangible Assets will be deemed to be a “Drillship” for purposes of Section 4.03 hereof.
“Entity” means a corporation, limited liability company or business trust (or functional equivalent of the foregoing under applicable foreign law).
“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which Parent Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Parent or, if applicable, from the seller of Parent Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” shall have the meaning specified in Section 2.03.
“Exchange Date” shall have the meaning specified in Section 11.02(c).
“Exchange Obligation” shall have the meaning specified in Section 11.01.
“exchange offer” shall have the meaning specified in Section 11.05(e).
“Exchange Price” means, as of any date of determination, $1,000 divided by the Exchange Rate in effect on that day.

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“Exchange Rate” shall have the meaning specified in Section 11.01.
“Expiration Date” shall have the meaning specified in Section 11.05(e).
“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.
“Form of Certificate of Bond Exchange” means the “Form of Certificate of Bond Exchange” attached hereto as Appendix C.
“Form of Certificate of Transfer” means the “Form of Certificate of Transfer” attached hereto as Appendix B.
“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached hereto as Appendix D.

“Form of Repurchase Notice” means the “Form of Repurchase Notice” attached hereto as Appendix E.

“Fundamental Change” shall be deemed to have occurred at the time after the Bonds are originally issued if any of the following occurs:
(a)a Change of Control Event; or
(b)a Listing Failure Event;
“Fundamental Change Company Notice” shall have the meaning specified in Section 12.01(c)(i).
“Fundamental Change Period” shall have the meaning specified in Section 11.03(a).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 12.01(a)(i).
“Funded Debt” means Indebtedness Incurred by a Subsidiary Guarantor owning Drilling Rigs or Drillships maturing by its terms more than one year after its creation which indebtedness is classified as long term debt under GAAP, and ranks at least pari passu with the Bonds.
“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Global Bond” shall have the meaning specified in Section 2.1 of Appendix A to this Indenture.
“Global Bond Legend” means the legend set forth in Section 2.3(e)(3) of Appendix A to this Indenture, which is required to be placed on all Global Bonds issued under this Indenture.
“Guarantee” shall have the meaning specified in Section 10.01.
“Guaranteed Obligations” shall have the meaning specified in Section 10.01.
“Guarantor” or “Guarantors” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 5 (in the case of the Parent) or Article 10 (in the case of the Subsidiary Guarantors), shall include its successors and assigns.

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“Holder,” as applied to any Bond, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Bond is registered on the Bond Register.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for.  The term “Incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness” means all obligations for borrowed money represented by notes, bonds, debentures, guarantees or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Bond through a Participant.
“Initial Lien” shall have the meaning specified in Section 4.03.
“Interest Payment Date” means each January 30 and July 30 of each year, beginning on January 30, 2021.
“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).
“Issue Date” means August 14, 2020, the date on which Bonds were first authenticated and delivered under this Indenture.
“Last Reported Sale Price” of the Parent Shares (or other securities) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange or, if the Parent Shares (or other securities) are not then listed on the New York Stock Exchange, for the principal U.S. national or regional securities exchange on which the Parent Shares (or such other securities) are traded.  If the Parent Shares (or such other securities) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Parent Shares (or such other securities) on the principal other market on which the Parent Shares (or such other securities) are then traded or, if the Parent Shares (or such other securities) are not so listed or traded, in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization selected by the Company.  If bid prices for the Parent Shares (or such other securities) are not so quoted or reported, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Parent Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  The “Last Reported Sale Price” will be determined without regard to extended or afterhours trading or any other trading outside of the regular trading session trading hours.
“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

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“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.
“Listing Exchange” means the Official List of The International Stock Exchange or such other nationally or internationally recognized exchange reasonably selected by the Company.
“Listing Failure Event” shall be deemed to have occurred at the time after the Bonds are originally issued if the Parent Shares (or any other ordinary shares, common shares or American depositary shares underlying the Bonds) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and are not listed or quoted on one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) concurrently with such cessation.
“Listing Failure Event Repurchase Price” shall have the meaning specified in Section 12.01(a)(ii).
“Market Disruption Event” means, for the purposes of determining amounts due upon an exchange of Bonds (a) a failure by the primary U.S. national or regional securities exchange or market on which the Parent Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Parent Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Parent Shares or in any options contracts or futures contracts relating to the Parent Shares.
“Maturity Date” means January 30, 2027.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“New Pari Passu Notes” means one or more series of senior notes issued by the Company and which may only be guaranteed by the Parent and one or more Subsidiary Guarantors, in connection with an exchange offer memorandum and consent solicitation statement dated, August 30, 2020, as may be amended, supplemented or modified from time to time.
“Non-Recourse Debt” means (i) any Indebtedness Incurred by any Project Financing Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or Incurred in connection with the foregoing for, any Drillship or Drilling Rig, which Indebtedness does not provide for recourse against the Parent, the Company or any other Member of the Consolidated Group (other than to such Project Financing Subsidiary with respect to customary non-recourse exceptions, and such recourse as exists under a Performance Guarantee given for the benefit of such Project Financing Subsidiary) or any property or asset of the Parent, the Company or any other Member of the Consolidated Group (other than equity interests of, and such Drillship or Drilling Rig and related assets of, such Project Financing Subsidiary, and such recourse as exists under a Performance Guarantee given for the benefit of such Project Financing Subsidiary) and (ii) any Refinancing of such Indebtedness that does not increase the outstanding principal amount thereof (other than to pay costs Incurred in connection therewith and the capitalization of any interest, fees or premium) at the time of the Refinancing, increase the property subject to any lien securing such Indebtedness, or provide for recourse against any other Member of the Consolidated Group.
“Notice of Default” shall have the meaning specified in Section 6.01(e).
“Notice of Exchange” shall have the meaning specified in Section 11.02(b).

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“Officer” means any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer or the Secretary of the Company.
“Officers’ Certificate” means a certificate signed by any one of the Chairman, Deputy Chairman, President, any Senior Vice President or any Vice President, together with any one of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for the Company, and who shall be reasonably acceptable to the Trustee.  Each such opinion shall include the statements provided for in Section 13.03 if and to the extent required by the provisions of such Section 13.02.
“Optional Redemption” shall have the meaning specified in Section 3.08(a).
“Outstanding,” when used with reference to Bonds, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:
(a)Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(b)Bonds, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Bonds; provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(c)Bonds which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a “protected purchaser” (as defined in Article 8 of the UCC) in whose hands such Bonds are valid obligations of the Company;
(d)Bonds exchanged pursuant to Article 11 and required to be cancelled pursuant to Section 2.10;
(e)Bonds repurchased by the Company pursuant to Article 12; and
(f)Bonds repurchased by the Company pursuant to Section 3.07(b);

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company.

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“Parent” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 5, shall include its successors and assigns.
“Parent Company” means with respect to any Person such other Person, together with any sister company(ies) of such other Person, that collectively own, directly or indirectly, 100% of the outstanding equity interests of that Person.
“Parent Shares” means registered shares of the Parent, par value 0.10 Swiss francs per share.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Paying Agent” shall have the meaning specified in Section 2.03.
“Performance Guarantees” means all guarantees of the Company, the Parent, or any other Member of the Consolidated Group delivered in connection with the construction financing of Drillship or Drilling Rig for which firm drilling contracts have been obtained by the Company, the Parent or any other Member of the Consolidated Group.
“Performance Letters of Credit” means all letters of credit issued as support for Non-Recourse Debt or a Performance Guarantee.
“Person” means an individual, a corporation, a limited liability company, a joint venture, a partnership, an incorporated or unincorporated association, a joint stock company, a trust, an unincorporated organization or a government or an agency or apolitical subdivision thereof or other entity of any kind.
“Physical Bonds” means permanent certificated Bonds in registered form issued in accordance with Section 2.3 to Appendix A of this Indenture, in substantially the form of a Global Bond hereto except that such Bond shall not bear the Global Bond Legend and shall not have the “Schedule of Increases or Decreases in Global Bond” attached thereto.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Private Placement Legend” means the legend substantially in the form set forth in Section 2.3(e)(1) of Appendix A hereof to be placed on all Bonds issued under this Indenture (and any Parent Shares issued or delivered upon exchange of such Bonds in accordance with Article 11 hereof that are required to bear a Private Placement Legend, whether in certificated or book-entry format) except as otherwise permitted by the provisions of this Indenture.
“Project Financing Subsidiary” means any Subsidiary of the Parent or the Company (other than the Company and the Guarantors) created for the sole purpose of Incurring Non-Recourse Debt to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or Incurred in connection with the foregoing for, any Drillship or Drilling Rig, and to conduct the business activities for which such Non-Recourse Debt was Incurred, provided that substantially all of the assets of such Person are comprised of such Drillship or Drilling Rig so financed.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

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“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the Bonds or fails to make a rating of the Bonds publicly available for any reason that is beyond the Company’s control, the Company may select (as certified by a resolution of the Company’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Parent Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Parent Shares (or such other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of holders of the Parent Shares (or such other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Parent’s Board of Directors, statute, contract or otherwise).
“Redemption Date” shall have the meaning specified in Section 3.01.
“Redemption Notice Date” shall have the meaning specified in Section 3.03.
“Reference Property” shall have the meaning specified in Section 11.07(a).
“Regular Record Date,” with respect to any Interest Payment Date, means the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable January 30 or July 30 Interest Payment Date, respectively.
“Repurchase Notice” shall have the meaning specified in Section 12.01(b)(i).

“Restricted Bonds” means Restricted Physical Bonds and Restricted Global Bonds and, in each case, any Parent Shares issued or delivered upon exchange of such Bonds in accordance with Article 11 hereof that are required to bear the Private Placement Legend.

“Restricted Global Bonds” means 144A Global Bonds, Regulation S Global Bonds and AI Global Bonds.

“Restricted Physical Bond” means one or more Physical Bonds bearing the Private Placement Legend.
“Revolving Credit Facility” means the Credit Agreement, dated as of June 22, 2018, among, inter alia, the Company, Citibank, N.A., as administrative agent, Citibank, N.A., as collateral agent, and the lenders party thereto, as amended, supplemented, restated or otherwise modified from time to time.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc. or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any of its Subsidiaries leases any Drilling Rig or Drillship that has been or is to be sold or

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transferred by the Company or any of its Subsidiaries to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Company and any of its Subsidiaries or between any of its Subsidiaries, (3) leases of a Drilling Rig or Drillship executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of, the Drilling Rig or Drillship, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Parent Shares are listed or admitted for trading.  If the Parent Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Settlement Amount” shall have the meaning specified in Section 11.02(a).
“Share Exchange Event” shall have the meaning specified in Section 11.07(a).
“Spin-Off” shall have the meaning specified in Section 11.05(c).
“Subsidiary” means, for any Person, any other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.
“Subsidiary Guarantors” means, on the Issue Date, Transocean Mid Holdings 1 Limited, Transocean Mid Holdings 2 Limited and Transocean Mid Holdings 3 Limited, and thereafter, any other Subsidiary of the Parent that has issued a Guarantee, and subject to the provisions of Section 4.06 and Article 10, shall include its successors and assigns.
“Successor Company” shall have the meaning specified in Section 5.01(a) and Section 5.02(a).
“Tax Event” shall have the meaning specified in Section 12.01(a)(iii).
“Tax Event Company Notice” shall have the meaning specified in Section 12.01(a)(iii)(B).
“Tax Event Offer to Repurchase” shall have the meaning specified in Section 12.01(a)(iii).
“Tax Event Repurchase Date” shall have the meaning specified in Section 12.01(a)(iii).
“Tax Event Repurchase Period” shall have the meaning specified in Section 11.04(a).
“Tax Event Repurchase Price” shall have the meaning specified in Section 12.01(a)(iii).
“Taxing Jurisdiction” shall have the meaning specified in Section 4.13.
“Trading Day” means a day on which (i) trading in the Parent Shares (or other securities for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Parent Shares (or such other securities) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Parent Shares (or such other

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securities) are then listed or, if the Parent Shares (or such other securities) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Parent Shares (or such other securities) are then traded and (ii) a Last Reported Sale Price for the Parent Shares (or such other securities) is available on such securities exchange or market; provided that if the Parent Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Parent Shares generally occurs on The New York Stock Exchange or, if the Parent Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Parent Shares are then listed or, if the Parent Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Parent Shares are then listed or admitted for trading, except that if the Parent Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trigger Event” shall have the meaning specified in Section 11.05(c).
“Trust Indenture Act” shall have the meaning specified in Section 1.06.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Trustee” means the Persons named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“unit of Reference Property” shall have the meaning specified in Section 11.07(a).

“Unrestricted Global Bonds” means one or more Global Bonds that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Physical Bonds” means one or more Physical Bonds that do not and are not required to bear the Private Placement Legend.
“Valuation Period” shall have the meaning specified in Section 11.05(c).
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 4.05.

“Voting Stock” means, with respect to any Person, securities of any class or classes of capital stock of such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.

“withholding tax” shall have the meaning specified in Section 4.13(a).
Section 1.02Other Definitions.  Unless the context otherwise requires:

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Term	Defined in Section
“144A Global Bond”	Appendix A 2.1(a)
“Agent Members”	Appendix A 2.1(b)
“AI Global Bond”	Appendix A 2.1(a)
“Appendix A”	2.01
“Bond Register”	2.06
“Bond Registrar”	2.03
“DTC”	2.03
“Event of Default”	6.01
“Exchange Agent”	2.03
“Global Bond”	Appendix A 2.1(a)
“Guaranteed Obligations”	10.01
“Paying Agent”	2.03
“Refinancing”	4.04(a)(xiii)
“Regulation S Global Bond”	Appendix A 2.1(a)
“Trust Indenture Act”	1.06
Section 1.03Rules of Construction.  Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;
(f)words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(g)all references to the date the Bonds were originally issued shall refer to the Issue Date.
Section 1.04Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Transocean Offshore Deepwater Drilling Inc., 1414 Enclave Parkway, Houston, Texas 77077, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Bonds, the Guarantees or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.07, any Holder of Bonds or Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 13.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Bonds shall be Outstanding or any amounts shall be payable in respect of any Bonds.

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Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Guarantees and the Bonds, to the extent permitted by law.

Section 1.05Currency.  References herein to “$” or “US$” are to lawful money of United States of America.
Section 1.06No Incorporation by Reference of Trust Indenture Act.  This Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture.  As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.
Article 2
The Bonds
Section 2.01Form and Dating.
(a)The Bonds shall be designated as the “2.5% Senior Guaranteed Exchangeable Bonds due 2027”.
(b)Provisions relating to the Bonds are set forth in Appendix A attached hereto (“Appendix A”), which is hereby incorporated in, and expressly made part of, this Indenture.  The Bonds and the Trustee’s certificate of authentication shall be substantially in the forms of Exhibit 1.1, Exhibit 1.2 and Exhibit 1.3 to Appendix A, in the case of the 144A Bonds, Regulation S Bonds and Accredited Investor Bonds, respectively, which are hereby incorporated in, and expressly made a part of, this Indenture.  The Bonds may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Bond shall be dated the date of its authentication.
(c)The Bonds shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.  Each Bond shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Bond.  Accrued interest on the Bonds shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
Section 2.02Execution, Authentication and Delivery of Bonds.  An Officer shall sign the Bonds for the Company by manual or facsimile signature.

If an Officer whose signature is on a Bond no longer holds that office at the time the Trustee authenticates such Bond, such Bond shall be valid nevertheless.

A Bond shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on such Bond.  The signature shall be conclusive evidence that the Bonds have been authenticated under this Indenture.

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The Trustee, upon a Company Order, together with the other documents required by Sections 13.02 and 13.03, shall authenticate (i) Bonds for original issue on the Issue Date in the aggregate principal amount not to exceed $237,933,000 and (ii) subject to Section 2.10 and Section 4.04 hereof, additional Bonds; provided that no Opinion of Counsel under Section 13.02 shall be required in connection with the authentication of the initial Bonds issued on the Issue Date.  Such Company Order shall specify the amount of Bonds to be authenticated and the date on which the original issue of Bonds is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Bonds.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Bonds whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Bond Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03Bond Registrar, Paying Agent and Exchange Agent.  The Company shall maintain an office or agency where Bonds may be presented for registration of transfer or for exchange for other Bonds (the “Bond Registrar”), an office or agency where Bonds may be presented for payment (the “Paying Agent”) and an office or agency where Bonds may be presented for exchange in accordance with Article 11 (the “Exchange Agent”).  The Bond Registrar shall keep a register of the Bonds and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The terms “Paying Agent” and “Exchange Agent” include any additional or other offices or agencies, as applicable.

If the Company fails to maintain a Bond Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06.  The Company may change the Bond Registrar, Paying Agent or Exchange Agent without prior notice to the Holders.  The Parent or any of its Subsidiaries incorporated or organized within The United States of America may act as Bond Registrar, Paying Agent, Exchange Agent, co-registrar or transfer agent.

The Company hereby initially appoints the Trustee as Bond Registrar, Paying Agent and Exchange Agent in connection with the Bonds.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Bonds.

Section 2.04Paying Agent to Hold Money in Trust.
(a)Prior to each due date of the principal of and interest on any Bond, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Bonds or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Bonds and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.
(b)Subject to applicable escheatment laws, any money and Parent Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Bond and remaining unclaimed for two years after such principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price,

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if applicable), interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Parent Shares, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and Parent Shares remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and Parent Shares then remaining will be repaid or delivered to the Company.
Section 2.05Lists of Holders of Bonds.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Bonds.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date with respect to Bonds and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Bonds.
Section 2.06Exchange and Registration of Transfer of Bonds; Restrictions on Transfer.
(a)The Company shall cause the Bond Registrar to keep a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 2.03, the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Bond Registrar shall provide for the registration of Bonds and of transfers of Bonds.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.
(b)The Bonds shall be issued in registered form and shall be transferable only upon the surrender of a Bond for registration of transfer.  When a Bond is presented to the Bond Registrar or a co-registrar, if any, with a request to register a transfer, the Bond Registrar shall register the transfer as requested if the requirements of this Indenture (including the Appendix A hereto) are met.  When Bonds are presented to the Bond Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Bonds of other denominations, the Bond Registrar shall make the exchange as requested if the same requirements are met.
(c)Any Parent Shares issued or delivered upon exchange of a Restricted Physical Bond or Restricted Global Bond, whether in certificated or book-entry format, shall bear the Private Placement Legend (unless such Parent Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Parent Shares have been delivered upon exchange of a Bond that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Guarantors with written notice thereof to the Trustee and any transfer agent for the Parent Shares).
(d)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Depositary

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Participants, members or beneficial owners of interests in any Physical Bond or Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(e)Members of, or Participants in, the Depositary, and any owner of a beneficial interest in a Global Bond, shall have no rights under this Indenture with respect to or under such Global Bond, and the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Bond for all purposes whatsoever.  None of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Bond or maintaining, supervising or reviewing any records relating to such beneficial ownership interests or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depositary) of any notice.  Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.07Replacement Bonds.
(a)If any mutilated Bond is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02 hereof, shall authenticate a replacement Bond if the Trustee’s requirements for replacement of Bonds are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any agent and any authenticating agent from any loss that any of them may suffer if a Bond is replaced.  The Trustee and the Company each may charge such Holder for their expenses in replacing such Bond.
(b)In case any Bond that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 11 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Bond, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Bond), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any agent and any authenticating agent from any loss that any of them may suffer in connection with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Bond and of the ownership thereof.
(c)Every replacement Bond is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Bonds duly issued hereunder.
Section 2.08Outstanding Bonds.  Bonds Outstanding at any time are all Bonds authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not Outstanding.  A Bond does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Bond.

If a Bond is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Bond is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

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If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Bonds (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Bonds (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

Section 2.09Temporary Bonds.  Until Physical Bonds are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Bonds.  Temporary Bonds shall be substantially in the form of Physical Bonds but may have variations that the Company considers appropriate for temporary Bonds.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Physical Bonds and deliver them in exchange for temporary Bonds.
Section 2.10Cancellation.  The Company at any time may deliver Bonds to the Trustee for cancellation.  The Bond Registrar, Exchange Agent and the Paying Agent shall forward to the Trustee any Bonds surrendered to them for registration of transfer, payment or exchange of Bonds for other Bonds or in accordance with Article 11.  The Trustee and no one else shall cancel and dispose of in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act) all Bonds surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon written request unless the Company directs the Trustee to deliver canceled Bonds to the Company.  The Company may not issue new Bonds to replace Bonds it has redeemed, paid, exchanged or delivered to the Trustee for cancellation.
Section 2.11Defaulted Amounts.  The Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) on Defaulted Amounts in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders of Bonds on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send to each Holder of Bonds a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.  The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.
Section 2.12CUSIP Numbers.  The Company in issuing the Bonds may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Bonds.
Section 2.13Additional Bonds; Repurchases.
(a)After the Issue Date, the Company shall be entitled to issue additional Bonds under this Indenture and subject to its compliance with Section 4.04, which Bonds shall have identical terms as the Bonds issued on the Issue Date, other than with respect to the date of issuance, issue price, interest accrual date and first Interest Payment Date.  All Bonds issued under this Indenture (including any additional Bonds) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.
(b)With respect to any additional Bonds, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

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(i)the series and the aggregate principal amount of such additional Bonds to be authenticated and delivered pursuant to this Indenture; and
(ii)the issue price, the Issue Date and the CUSIP number and ISIN, if any, of such additional Bonds; provided, however, that if the additional Bonds are not fungible with the Bonds for U.S. federal income tax purposes, the additional Bonds will have a separate CUSIP number.
(c)In addition to the foregoing, the Company shall deliver to the Trustee a Company Order as described in Section 2.02, an Opinion of Counsel as to enforceability of the additional Bonds, together with an Opinion of Counsel that all conditions precedent to the issuance and authentication of the additional Bonds have been satisfied.
Article 3
Optional Redemption
Section 3.01Notices to Trustee.  If the Company elects to redeem Bonds pursuant to Section 3.08, it shall notify the Trustee, the Exchange Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) in writing of date for redemption (each, a “Redemption Date”), the principal amount of Bonds to be redeemed, the redemption price, if then ascertainable and the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section 3.01 on or prior to the Business Day on which notice is provided to Holders in accordance with Section 3.03.  Such notice to the Trustee shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02Selection of Bonds to be Redeemed.  If fewer than all the Bonds are to be redeemed, the Trustee shall select the Bonds to be redeemed (1) if such Bonds are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Bonds are listed, (2) if such Bonds are not so listed but are in global form, then on a pro rata basis or otherwise in accordance with the Applicable Procedures or (3) if such Bonds are not so listed and are not in global form, then on a pro rata basis, although no Bond of $1,000 in original principal amount or less will be redeemed in part.  Provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.  The Trustee shall notify the Company promptly of the Bonds or portions of Bonds to be redeemed.
Section 3.03Notice of Redemption.  At least 10 Scheduled Trading Days but not more than 45 Scheduled Trading Days before a date for redemption of Bonds, the Company shall send, or cause to be sent (in the case of Bonds held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Bonds to be redeemed at such Holder’s registered address or otherwise in accordance with the Applicable Procedures (the date of such notice a “Redemption Notice Date”).  Notwithstanding the above, when notice has to be given to a holder of a Global Bond (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Applicable Procedures.  Notices to the Trustee may be given by email in PDF format.  Notices of redemption may be subject to one or more conditions precedent.

The notice shall identify the Bonds to be redeemed and shall state:

(a)the Redemption Date;
(b)the redemption price;
(c)the name and address of the Paying Agent;

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(d)that Bonds called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(e)that Holders may surrender their Bonds for exchange at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date;
(f)the procedures an exchanging Holder must follow to exchange its Bonds;
(g)if fewer than all the Outstanding Bonds are to be redeemed, the identification and principal amounts of the particular Bonds to be redeemed;
(h)that, unless the Company defaults in making such redemption payment, interest on the Bonds (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;
(i)the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Bonds being redeemed;
(j)the paragraph of the Bonds and/or Article or Section of this Indenture pursuant to which the Bonds called for redemption are being redeemed;
(k)any conditions precedent to the redemption of the Bonds; and
(l)that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Bonds.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with an Officer’s Certificate delivered three Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) containing the information required by this Section 3.03.

Section 3.04Effect of Notice of Redemption.  Once notice of redemption is sent, Bonds called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption have not been satisfied.  Upon surrender to the Paying Agent, such Bonds shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date), and such Bonds shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Section 3.05Deposit of Redemption Price.  On or prior to 11:00 a.m., New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Bonds or portions thereof to be redeemed on that date other than Bonds or portions of Bonds called for redemption which have been delivered by the Company to the Trustee for cancellation.
Section 3.06Bonds Redeemed in Part.  Upon surrender of a Bond that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Bond equal in principal amount to the unredeemed portion of the Bond surrendered.
Section 3.07No Mandatory Redemption; Open Market Repurchase.
(a)The Company is not required to make mandatory redemption or sinking fund payments with respect to the Bonds.

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(b)The Company, the Parent and its Subsidiaries may at any time and from time to time acquire Bonds through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Company, the Parent or its Subsidiaries may determine.  Any such acquisition shall not operate as or be deemed for any purpose to be a redemption unless the Company has expressly stated that it is exercising its redemption rights hereunder.  The Company shall cause any Bonds so repurchased (other than Bonds repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) either (x) to be surrendered to the Trustee for cancellation, and they will no longer be considered Outstanding under this Indenture upon their repurchase or (y) if such Bonds represent beneficial interests in one or more Global Bonds, to be exchanged for Physical Bonds and, regardless of the format of such Bonds, to be subject to the limitations set forth in the following sentence.  Notwithstanding anything to the contrary in this Indenture or such repurchased Bonds, in no event shall any such repurchased Bonds described in clause (y) of the immediately preceding sentence be (i) offered, sold, pledged or otherwise transferred or (ii) exchanged, in each case, whether by the Guarantors or its Subsidiaries or any of its respective agents.
Section 3.08Optional Redemption.
(a)On or after August 14, 2022, the Company shall be entitled at its option to redeem for cash all or a portion of the Bonds, if the closing sale price of the Parent Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides notice of redemption pursuant to Section 3.03 hereof. The redemption price for any redemption pursuant to this clause (a) will be equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to 100% of the principal amount of the Bonds to be redeemed).
(b)On or after August 14, 2023, the Company shall be entitled at its option to redeem the Bonds, in whole or in part, at the redemption prices applicable to the Bonds (expressed as a percentage of principal amount of the Bonds to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to the applicable percentage of the principal amount of the Bonds to be redeemed) if redeemed during the twelve-month period beginning on August 14 of the years indicated below:
Year	Percentage
2023	101.250%
2024	100.625%
2025 and thereafter	100.000%

(c)No notice of Optional Redemption may be given on or after the 22nd Scheduled Trading Day immediately preceding the Maturity Date.
(d)Any redemption pursuant to this Section 3.08 (an “Optional Redemption”) shall be made pursuant to Sections 3.01 through 3.06.

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Article 4
Covenants
Section 4.01Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Bonds at the places, at the respective times and in the manner provided herein and in the Bonds.  Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. New York City time on the due date money sufficient to pay all principal and interest then due.

The Company shall pay interest on Defaulted Amounts at the rate specified therefor in the Bonds, and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02Existence.  Subject to Article 5 and Article 10, each of the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence.
Section 4.03Limitation on Liens. The Company shall not, and shall not permit or allow any of its Subsidiaries to, create, assume or suffer to exist any Lien on any Drilling Rig or Drillship to secure any Indebtedness of the Company, any of its Subsidiaries or any other Person (such Lien, the “Initial Lien”), without making effective provision whereby the Indenture and the Bonds then Outstanding and having the benefit of this Section 4.03 shall be directly secured equally and ratably with, or prior to, the Indebtedness secured by such Initial Lien for so long as such Indebtedness shall be so secured, except that the foregoing shall not prevent the Company or any of its Subsidiaries from creating, assuming or suffering to exist Liens of the following character:
(i)Liens existing on the Issue Date;
(ii)Liens already existing on a particular Drilling Rig or Drillship at the time the Company or any of its Subsidiaries acquires that Drilling Rig or Drillship,
(iii)Liens already existing on Drilling Rigs or Drillships of a corporation or other entity at the time it becomes the Company’s Subsidiary;
(iv)Liens securing debt Incurred pursuant to clause (iii) or clause (x) of Section 4.04(a);
(v)Liens in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;
(vi)Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any of its Subsidiaries, or deposits or pledges to obtain the release of any of the foregoing;
(vii)pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any of its Subsidiaries is a party, or deposits to secure public or statutory

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obligations of the Company or any of its Subsidiaries, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any of its Subsidiaries is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
(viii)Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens Incurred by the Company or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;
(ix)Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; and
(x)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (i) through (ix) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is Incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property).

In addition, without securing the Bonds as described above, the Company and its Subsidiaries may create, assume or allow to exist any Lien not permitted by clauses (i) through (x) above securing Indebtedness, if after giving effect thereto, Aggregate Debt would not exceed the greater of (i) $1.4 billion and (ii) 6.75% of Consolidated Net Tangible Assets measured at the time of Incurrence of and after giving effect to such Incurrence.

Section 4.04Limitation on Subsidiary Indebtedness. (a) The Company shall not permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness other than:
(i)existing Indebtedness of a Subsidiary of the Company outstanding on the Issue Date (other than Indebtedness described in clauses (ii) and (xiii) of this Section 4.04(a));
(ii)Indebtedness represented by (x) the Bonds and the Guarantees (not including any additional Bonds and Guarantees thereof) and (y) the New Pari Passu Notes and any guarantees thereof;
(iii)intercompany loans and advances between or among the Parent, the Company and the Subsidiaries of the Company; provided that (a) if the obligor on such intercompany loan or advance is a Subsidiary Guarantor or a Subsidiary thereof and the payee is not a Subsidiary Guarantor or a Subsidiary thereof, then (1) such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Guarantees; (2) such Indebtedness must be Incurred in the ordinary course of business or consistent with past practice or (3) such Indebtedness does not, and is not reasonably expected to (as determined in good faith by the Board of Directors or an executive officer of the Parent in its sole and absolute discretion, which determination shall be made at the time of, and based on facts existing as of, the Incurrence of such Indebtedness) materially adversely affect the Company’s ability to make principal or

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interest payments on the Bonds (including by considering the use of any sources of capital that may be available to the Company or its Affiliates at any applicable times, the financing or refinancing of any Indebtedness of any Member of the Consolidated Group or other transactions deemed necessary or advisable), and (b)(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Parent, the Company or a Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent, the Company or a Subsidiary of the Company, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by such Subsidiary that was not permitted by this clause (iii);
(iv)Indebtedness under any Interest Rate Protection Agreement or any Currency Rate Protection Agreement;
(v)Indebtedness (a) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (b) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $300,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;
(vi)Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Company or any other Member of the Consolidated Group (each, a “Transaction”) and not Incurred in contemplation of such Transaction, and Refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such Refinancing); provided that (x) such Transaction has been duly authorized by the Board of Directors of the Parent acting in good faith and (y) such Transaction does not, and is not reasonably expected to (as determined in good faith by the Board of Directors of the Parent in its sole and absolute discretion, which determination shall be made at the time of, and based on facts existing as of, the consummation of the Transaction) materially adversely affect the Company’s ability to make principal or interest payments on the Bonds (including by considering the use of any sources of capital that may be available to the Company or its Affiliates at any applicable times, the financing or refinancing of any Indebtedness of any Member of the Consolidated Group or other transactions deemed necessary or advisable);
(vii)Indebtedness (x) under Performance Guarantees and Performance Letters of Credit, and (y) with respect to letters of credit issued in the ordinary course of business;
(viii)Indebtedness Incurred by any Subsidiary Guarantor in an aggregate amount at any one time outstanding under this clause (viii) not to exceed the greater of (x) $1.6 billion and (y) 7.75% of Consolidated Net Tangible Assets measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence; provided that such amounts shall be reduced by the aggregate principal amount of Indebtedness Incurred under clause (ii) and outstanding as of such date of Incurrence;
(ix)Indebtedness of any Subsidiary that is subordinate in right of payment of the Bonds and the Guarantees and the New Pari Passu Notes and the guarantees thereof;
(x)Indebtedness Incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any Drilling Rig or Drillship (including (x) the purchase of the Capital Stock of any entity whose assets consist primarily of Drilling Rigs and/or Drillships and/or other assets related thereto and (y) any

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Guarantees of the Revolving Credit Facility provided to permit the Incurrence of such Indebtedness thereunder); provided that the Indebtedness was Incurred prior to, at the time of or within 12 months after that event and the aggregate principal amount of such Indebtedness does not exceed 85% of the price of such acquisition, construction, alteration, repair or improvement;
(xi)Indebtedness Incurred by any Parent Company of the Subsidiary Guarantors (including, as of the date hereof, Transocean Holdings 1 Limited, Transocean Holdings 2 Limited or Transocean Holdings 3 Limited) only for so long as such Person is a Parent Company of the Subsidiary Guarantors, and provided that if such Person ceases to be a Parent Company of the Subsidiary Guarantors, such Indebtedness would need to be permitted under another clause of this Section 4.04 other than pursuant to this clause (xi) or clause (xiii) below;
(xii)Indebtedness Incurred pursuant to Credit Facilities in an aggregate amount at any one time outstanding under this clause (xii) not to exceed the greater of (x) $1.4 billion and (y) 6.75% of Consolidated Net Tangible Assets, less the total Aggregate Debt outstanding at the time of such Incurrence (without double counting for Aggregate Debt Incurred under this clause (xii)), measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence; and
(xiii)any extension, renewal, refunding, replacement or refinancing (collectively, a “Refinancing”) of Indebtedness Incurred pursuant to Section 4.04(a)(i), (ii), (x) and this clause (xiii), provided, that: (x) such Refinancing Indebtedness will not exceed the principal amount of Indebtedness so refinanced plus an amount necessary to pay fees and expenses, including premiums, related to such Refinancing (y) the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the Maturity Date), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened and the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and (z) no such Refinancing of Indebtedness may result in Indebtedness Incurred by a Subsidiary Guarantor or its Subsidiaries unless (1) such Subsidiary Guarantor or Subsidiary thereof was an obligor of the Indebtedness subject to Refinancing, (2) such Refinancing Indebtedness is expressly subordinated to the Bonds or (3) the Incurrence of such Indebtedness by such Subsidiary Guarantor or Subsidiary is otherwise permitted by any of clauses (i) through (xii) above.
(b)Indebtedness permitted by Section 4.04(a) need not be permitted solely by reference to one provision of Section 4.04(a) permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.04(a) permitting such Indebtedness.  In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.04(a), the Company shall be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses of Section 4.04(a).
(c)Indebtedness permitted by Section 4.04(a) shall only apply during such time as the Bonds are not rated Investment Grade by at least two of three of Moody’s, S&P or Fitch and no Default or Event of Default has occurred and is continuing under this Indenture.
Section 4.05Limitation on Sale and Lease Back Transactions. The Company shall not enter into any Sale and Leaseback Transaction covering any Drilling Rig or Drillship, nor permit any of its Subsidiaries so to do, unless either:
(a)the Company or such Subsidiary would be entitled to Incur debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property

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to be leased (without equally and ratably securing the Outstanding Bonds) because such Liens would be of such character that no violation of the provisions of Section 4.03 would result, or
(b)the Company during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of any Drilling Rig or Drillship or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction.
Section 4.06Future Guarantors.
(a)Subject to the provisions of this Indenture, the Company shall cause that the Subsidiary Guarantors own, directly or indirectly, (i) assets comprising at least 85% of the revenue of the Consolidated Group with respect to the most recently completed fiscal year and (ii) Drilling Rigs and Drillships, whether in use, idle, or otherwise, the combined book value of which comprises at least 85% of the combined book value of all Drilling Rigs and Drillships of the Consolidated Group with respect to the most recently completed fiscal year.
(b)A Subsidiary of the Company that is not a Guarantor may become a Subsidiary Guarantor if it executes and delivers to the Trustee a supplemental indenture in the form attached to this Indenture as Appendix F, pursuant to which such Subsidiary will provide a Guarantee.
Section 4.07Ownership of the Company.  The Parent shall own (directly or indirectly) 100% of the Common Equity of the Company and the Subsidiary Guarantors.
Section 4.08Parent Share Covenants.
(a)The Parent shall keep available at all times (i) conditional share capital to issue to and/or (ii) Parent Shares held in treasury by the Company or any of its Subsidiaries to deliver to, the Holders the full number of Parent Shares issuable or deliverable, as applicable, upon exchange of the Bonds, which shares shall not be subject by law to preemptive rights and in respect of which no contractual preemptive rights shall be granted.  The Parent shall cause the Person in whose name any Parent Shares shall be issuable upon exchange to be effectively treated as a stockholder of record of such Parent Shares for purposes of any dividends or distribution payable on the Parent Shares as of the close of business on the Business Day following the Exchange Date, except as set forth in Section 11.05.
(b)The Parent shall not alter its share capital or amend its Articles if and to the extent such alteration or amendment would have the effect of preventing hindering or impairing the Holders’ right to exchange their Bonds for Parent Shares.
(c)The Parent hereby undertakes to and covenants with the Trustee that in the event of the Company failing to comply with its obligations pursuant to the settlement provisions of Section 11.02, the Parent will cause the Company to comply with such obligations.
Section 4.09Stay, Extension and Usury Laws.  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or interest on the Bonds as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 4.10Waiver of Certain Covenants.  The Company may, with respect to any Bonds, omit in any particular instance to comply with any term, provision or condition set forth in this Indenture (other than to the extent expressly set forth in Section 9.02 hereof), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Bonds shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and any Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder.  If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date, provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Bonds shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 4.11Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2020) an Officers’ Certificate stating (1) that a review has been conducted of the activities of the Company, its Subsidiaries and of the Guarantors and their respective performance under this Indenture and (2) that the Company and the Guarantors have fulfilled all obligations under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) or specifying any Event of Default and the nature thereof and the action that the Company is taking or proposing to take in respect thereof.
Section 4.12Further Instruments and Acts.  Upon request of the Trustee, the Company or the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 4.13Additional Amounts.
(a)All payments made by the Company, the Guarantors or on the Company’s or the Guarantors’ behalf under or with respect to the Bonds or the Guarantee (including deliveries of Parent Shares, Reference Property and payment of cash for any fractional share upon exchange) shall be made without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of the Cayman Islands, Switzerland or any other jurisdiction in which any of the Company or any Guarantor is a resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law.  If such deduction or withholding is at any time required, the Company or the Guarantors, as applicable, will, to the fullest extent allowed by law (subject to compliance by the holder of a Bond with any relevant administrative requirements), pay additional amounts (the “Additional Amounts”) under the Bonds, including deliveries of Parent Shares, Reference Property and payment of cash for any fractional share upon exchange, in accordance with the terms of the Bonds and this Indenture, as may be necessary so that the net amounts paid to the holder or the Trustee after such deduction or withholding will equal the respective amounts that would have been received in respect of such payments

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in the absence of such withholding or deduction.  However, neither the Company nor the Guarantors will pay Additional Amounts in the following instances:
(i)if any withholding tax would not be payable or due but for the fact that (1) the Holder (or a fiduciary, settlor, beneficiary of, member or shareholder of, the Holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Bond or the collection of principal amount, Tax Event Repurchase Price, Change of Control Repurchase Price, Listing Failure Event Repurchase Price or of any other amount payable under the Bonds, in accordance with the terms of the Bonds and this Indenture, or the enforcement of the Bonds or (2) where presentation is required, the Bond was presented more than 30 days after the date such payment became due or was provided for, whichever is later;
(ii)if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;
(iii)if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, redemption price, repurchase price and interest (if any);
(iv)if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Bond, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax;
(v)to the extent a holder of a Bond is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction
(vi)if any withholding tax would not be payable but for a Tax Event and the Company has made a Tax Event Offer to Repurchase as contemplated by Article 12 of this Indenture;
(vii)if any withholding tax or deduction is required to be made in respect of any tax, duty, assessment or other governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version), current or future U.S. Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code;
(viii)if any withholding tax is required to be made in respect of payments made to Holders resident in Switzerland (including any Holders who fail to provide required certification, documentation or other information establishing residence outside of Switzerland) pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of April 3, 2020, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system to which a person other than the issuer is required to withhold tax on any interest payment; or
(ix)any combination of the above items.

In addition to the foregoing, the Company shall also pay and indemnify the Holder for any present or future stamp, stamp duty, stamp duty reserve tax, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest, additions to

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tax and other liabilities related thereto) that are levied by any Taxing Jurisdiction on the execution, delivery, issuance, or registration of any of the Bonds, the Guarantee, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to, or enforcement of, the Bonds.

(b)If the Company or any Guarantor becomes aware that the Company or any Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Bonds or the Guarantee, the Company shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter) notice stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.  The notice must also set forth any other information reasonably necessary to enable the Trustee to pay Additional Amounts to Holders of the Bonds on the relevant payment date.  The Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.  Neither the Trustee nor the Paying Agent shall at any time be under any duty or responsibility to any Holder of Bonds to determine Additional Amounts, or with respect to the nature, extent, or calculation of the amount of Additional Amounts owed, or with respect to the method employed in such calculation of Additional Amounts.
(c)The Company or any Guarantor, as appropriate, shall timely make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law.  The Company shall furnish to the Trustee (or to a Holder of the Bonds upon request), within a reasonable time after the date the payment of any taxes so deducted or withheld is made, certified copies of tax receipts evidencing payment by the Company or the Guarantors, as appropriate, or if receipts are not reasonably available, other evidence of payment reasonably satisfactory to the Trustee.
(d)Whenever in this Indenture there is mentioned, in any context, the delivery of Parent Shares or other Reference Property (together with payment of cash for any fractional shares), payment of amounts based upon the principal amount of the Bonds or of principal, interest, Tax Event Repurchase Price, Change of Control Repurchase Price, Listing Failure Event Repurchase Price or of any other amount payable under, or with respect to, any of the Bonds such mention shall be deemed to include the payment of Additional Amounts, if applicable.
(e)The obligations under this Section 4.13 shall survive any termination or discharge of the Indenture and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or the Guarantors is organized, resident or doing business for tax purposes or any jurisdiction from or through which such Person or its paying agent makes any payment on the Bonds and, in each case, any department or political subdivision thereof or therein.
Section 4.14Required Information.
(a)The Company and the Guarantors shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that they are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Company or the Guarantors file with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.14(a) at the time such documents are filed via the EDGAR system.
(b)Delivery of such reports, documents and information to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of its covenants (as to which the

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Trustee is entitled to rely exclusively on Officers’ Certificates).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any Guarantor’s compliance with the terms of this Section 4.14 or the posting of any reports, documents and information on the EDGAR system or any website.
(c)The Company and the Guarantors shall also make available copies of all reports required by clauses (a) and (b) of this Section 4.14, if and so long as the Bonds are listed on a Listing Exchange and the rules and regulations of such Listing Exchange so require, to such Listing Exchange.
Section 4.15Listing. The Company shall effect as soon as practicable but in any event within four (4) months of the Issue Date, and shall use its commercially reasonable efforts to maintain, the listing of the Bonds on a Listing Exchange for so long as such Bonds are outstanding.
Article 5
Consolidation, Merger, Sale, Conveyance and Lease
Section 5.01Company and Parent May Consolidate, Etc. on Certain Terms.

None of the Company or the Parent shall, in any transaction or series of transactions, consolidate with, merge with or into or complete a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(a)either (i) the Company or the Parent, as the case may be, shall be the continuing Person or (ii) the Person (if other than the Company or the Parent) formed by such consolidation or into which the Company or the Parent, as the case may be, is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (a “Successor Company”) (A) is an entity, validly organized and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any state of the United States, the District of Columbia, the Cayman Islands, Bermuda, the British Virgin Islands, Cyprus, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, England, Scotland, Wales, Ireland, Switzerland, or any other jurisdiction that does not adversely affect the rights of any Holder under this Indenture in any material respect and (B) expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Bonds and the performance of the Company’s or the Parent’s covenants and obligations, as applicable, under this Indenture and the Bonds;
(b)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(c)the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture.

For the avoidance of doubt, unless otherwise provided in a supplemental indenture or board resolution, the term “merger” includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, with respect to the Company or the Parent, as applicable, shall be computed on a consolidated basis.

Section 5.02Successor Corporation to Be Substituted.  In case of any such consolidation, merger, combination, sale, conveyance, transfer, assignment or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Bonds, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Bonds and the due and punctual performance of all of the covenants and conditions

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of this Indenture to be performed by the Company and the Parent, as applicable, such Successor Company (if not the Company or a Parent, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s or the Parent’s properties and assets, shall be substituted for the Company or the Parent, as applicable, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Parent, as applicable, any or all of the Bonds issuable hereunder and the related Guarantee which theretofore shall not have been signed by the Company or the Parent, as applicable, and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company or the Parent, as applicable, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Bonds that previously shall have been signed and delivered by the Officers of the Company or the Parent, as applicable, to the Trustee for authentication, and any Bonds or the related Guarantee, as applicable, that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Bonds so issued, and the related Guarantee, as applicable, shall in all respects have the same legal rank and benefit under this Indenture as the Bonds and the related Guarantee, as applicable, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Bonds had been issued and the related Guarantee has been executed, as applicable, at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 5 the Person named as the “Company” or a “Parent” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 5) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Bonds or the Guarantee, as applicable, and from its obligations under this Indenture, the Bonds or the Guarantee, as applicable.  In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Bonds thereafter to be issued or the Guarantee thereafter to be executed as may be appropriate.

Article 6
Defaults and Remedies
Section 6.01Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Bonds:
(a)the Company or any Guarantor defaults in the payment of interest on any Bond when the same becomes due and payable and the Default continues for a period of 30 days;
(b)the Company or any Guarantor defaults in the payment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, or premium on, any Bond when the same becomes due and payable (whether at maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise);
(c)the Company or any Guarantor fails to comply with their respective obligations to exchange the Bonds in accordance with this Indenture upon exercise of a Holder’s exchange right;
(d)the Company or any Guarantor fails to make an offer in connection with a Fundamental Change or Tax Event in accordance with Section 12.01;
(e)the Company or any Guarantor fails to comply with any covenant or agreement in this Indenture in respect of the Bonds or the Guarantee, and such default or breach is continued for 90 days after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Bonds Outstanding affected thereby

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(other than a default in performance, or breach, of a covenant or agreement specifically dealt with in clauses (a), (b), (c) or (d) above or clauses (i) or (j) below);
(f)the Company or any Guarantor pursuant to or within the meaning of any Bankruptcy Law shall:
(i)commence a voluntary case;
(ii)consent to the entry of an order for relief against the Company or any Guarantor, as applicable, in an involuntary case;
(iii)consent to the appointment of a Bankruptcy Custodian of the Company or any Guarantor for all or substantially all of its property; or
(iv)make a general assignment for the benefit of creditors;
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Company or any Guarantor in an involuntary case;
(ii)appoints a Bankruptcy Custodian of the Company or any Guarantor or substantially all of the Company’s or any Guarantor’s property; or
(iii)orders the liquidation of the Company or any Guarantor,

and the order or decree remains unstayed and in effect for 90 days;

(h)any Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Guarantee;
(i)the Parent (or its Successor Company) ceases to own (directly or indirectly) 100% of the Common Equity of the Company; and
(j)the Company or any Guarantor fails to comply with Section 5.01 or 10.03, as applicable, and such default or breach is continued for 30 days after there has been given to the Company a Notice of Default hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Bonds Outstanding affected thereby.

Upon the occurrence of an Event of Default pursuant to this Section 6.01 with respect to Bonds all or part of which is represented by a Global Bond, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Bonds entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default.  The Holders of Outstanding Bonds on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Bonds on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 6.01.

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Section 6.02Acceleration; Rescission and Annulment.
(a)If any Event of Default (other than an Event of Default specified in Section 6.01(f) or Section 6.01(g)) with respect to the Bonds occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Bonds may declare all of the Bonds to be due and payable immediately.  Upon any such declaration, the Bonds shall become due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders).  Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(f) or Section 6.01(g) above occurs, all Outstanding Bonds shall become due and payable without further action or notice.
(b)At any time after such a declaration of acceleration with respect to Bonds has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of a majority in aggregate principal amount of the Outstanding Bonds, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(i)the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars,
(1)	all overdue interest, if any, on all Outstanding Bonds,
(2)	all unpaid principal of (and premium, if any, on) any Outstanding Bonds which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Bonds,
(3)	to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Bonds, and
(4)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(5)	all Events of Default with respect to Bonds other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Bonds which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c)Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Bonds all or part of which is represented by a Global Bond, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Bonds entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be.  The Holders of Outstanding Bonds on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof)

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from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.
Section 6.03Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:
(a)default is made in the payment of any installment of interest on any Bond when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)default is made in the payment of the principal of (or premium, if any, on) any Bond at the Maturity Date thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Bonds, the whole amount then due and payable on such Bonds for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any Defaulted Amounts (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Bonds, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Bonds, wherever situated.

If an Event of Default with respect to Bonds occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Bonds by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Bonds or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of Defaulted Amounts, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(b)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05Trustee May Enforce Claims Without Possession of Bonds.  All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered.
Section 6.06Application of Money Collected.  Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any, including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) or interest, if any, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee (acting in any capacity) under Section 7.06;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any, including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) and interest, if any, on the Bonds in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any, including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) and interest, if any, respectively; and

THIRD:  The balance, to the Person or Persons entitled thereto.

Section 6.07Limitation on Suits.  No Holder of any Bond shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Bonds, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Bonds;
(b)the Holders of not less than 25% in aggregate principal amount of the Outstanding Bonds shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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(e)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Bonds;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

Section 6.08Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein and in such Bond of the (x) principal of (and premium, if any, including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) and interest, if any, on such Bond on the Maturity Date expressed in such Bond (or, in the case of redemption, on the Redemption Date) and (y) the consideration due upon exchange of, such Bond, on or after the respective due dates expressed or provided for in such Bond or in this Indenture, or to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder.
Section 6.09Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Bonds to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds in respect of which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Bonds, provided that in each case (1) such direction shall not be in conflict with any rule of law or with this Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such

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direction.  Subject to Section 7.01, prior to taking any action hereunder, the Trustee is entitled to indemnification satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Upon receipt by the Trustee of any such direction with respect to Bonds all or part of which is represented by a Global Bond, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Bonds entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction.  The Holders of Outstanding Bonds on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Bonds on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

Section 6.13Waiver of Past Defaults.  Subject to Section 6.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds may on behalf of the Holders of all the Outstanding Bonds waive any past Default or Event of Default hereunder, except a default:
(a)in the payment of the principal of (or premium, if any, including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) or interest on any Bond or the payment of Additional Amounts, if any;
(b)resulting from the failure by the Company or any Guarantor to pay or deliver, as the case may be, the consideration due upon exchange of the Bonds or
(c)in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder.  If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.14Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14

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shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Bonds, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any, including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) or interest on any Bond on or after the Maturity Date expressed in such Bond (or, in the case of redemption, on or after the Redemption Date).

Section 6.15Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section 6.15 shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.
Article 7
Concerning the Trustee
Section 7.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

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(d)Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
(i)In the event that the Trustee is also acting as Custodian, Bond Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Bond Registrar, Paying Agent, Exchange Agent or transfer agent.
Section 7.02Rights of Trustee.  Subject to Section 7.01:
(a)The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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(h)The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Bonds and this Indenture.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(k)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(l)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(m)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(n)The permissive rights of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty.
(o)No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.
Section 7.03Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Exchange Agent, Bond Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.09.
Section 7.04Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (or any supplement thereto) or the Bonds, it shall not be accountable for the Company’s use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Trustee’s certificate of authentication.

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Section 7.05Notice of Defaults.  If a Default occurs with respect to the Bonds and is continuing and is actually known to a Trust Officer or the Trustee receives notice as provided in Section 7.02(h) hereof, the Trustee shall send to each Holder a notice of the Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Bond, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.
Section 7.06Compensation and Indemnity.  The Company and the Guarantors, jointly and severally, agree to:  (i) pay to the Trustee from time to time reasonable compensation for its services hereunder as has been agreed to by the Company and the Trustee (which compensation shall not be limited by any law on compensation of a trustee of an express trust); (ii) reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts); and (iii) indemnify, defend and protect and hold the Trustee (in its individual and trustee capacities) and its officers, directors, employees and agents against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses and court costs) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Bonds on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Bonds.

The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

Section 7.07Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Bonds may remove the Trustee with respect to the Bonds by so notifying with 31 days prior notice to the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:
(a)the Trustee fails to comply with Section 7.09
(b)the Trustee is adjudged bankrupt or insolvent;
(c)a receiver or other public officer takes charge of the Trustee or its property; or
(d)the Trustee otherwise becomes incapable of acting.

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If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Bonds and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Bonds.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense) or the Holders of 10% in principal amount of the Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Bonds so authenticated; and in case at that time any of the Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.09Corporate Trustee Required; Eligibility.
(a)There shall at all times be a Trustee hereunder which shall be:
(i)a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or
(ii)a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.
Section 7.10Monies and Parent Shares to Be Held in Trust.  All monies and Parent Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and Parent Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money or Parent Shares received by it hereunder except as may be agreed from time to time in writing by the Company and the Trustee.

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Article 8
Satisfaction and Discharge
Section 8.01Satisfaction and Discharge.  This Indenture shall upon request of the Company or any Guarantor contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company or such Guarantor, as applicable, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Bonds theretofore authenticated and delivered (other than Bonds which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.07) have been delivered to the Trustee for cancellation; (ii) the Company or any Guarantor has deposited with the Trustee or delivered to Holders, as applicable, cash after the Bonds have become due and payable, whether on the Maturity Date, any Tax Event Repurchase Date, any Fundamental Change Repurchase Date, or Redemption Date (including cash in lieu of Parent Shares in connection with the exchange); or (iii) delivers to the exchanging Holders Parent Shares issuable upon exchange, in each case calculated in accordance with this Indenture sufficient to satisfy all obligations due on all Outstanding Bonds, and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 7.06 shall survive.
Article 9
Amendment, Supplement and Waiver
Section 9.01Supplemental Indentures Without Consent of Holders.  The Company, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture without notice to or consent of any Holder to:
(a)to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to include any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Bonds in any material respect;
(b)to provide for uncertified Bonds in addition to or in place of Physical Bonds or to alter the provisions of Section 2.01 of this Indenture and Appendix A hereto (including, in each case, the related definitions) in a manner that does not adversely affect any Holder in any material respect;
(c)to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders under this Indenture by a Successor Company pursuant to Article 5 (in the case of the Company or the Parent) or Article 10 (in the case of the Subsidiary Guarantors);
(d)to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Bonds or to surrender any right or power herein conferred upon the Company or any Guarantor;
(e)to confirm and evidence the release, termination or discharge of any guarantee or security in respect of any Bonds when such release, termination or discharge, as applicable, is permitted by this Indenture;
(f)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(g)to add Guarantees with respect to the Bonds or to secure the Bonds or the Guarantees;

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(h)to increase the Exchange Rate;
(i)to provide for the issuance of additional Bonds as permitted hereunder;
(j)to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of Bonds pursuant to Section 8.01; provided that any such action shall not adversely affect the interests of the Holders of Bonds or any other series of Bonds in any material respect;
(k)to comply with Article 5 or Article 10; or
(l)in connection with any Share Exchange Event, to provide that the Bonds are exchangeable into Reference Property, subject to the provisions of Section 11.02, and make such related changes to the terms of the Bonds to the extent expressly required by Section 11.07.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Bonds at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02Supplemental Indentures with Consent of Holders.  The Company, the Guarantors and the Trustee may amend this Indenture with the written consent of the Holders of at least a majority in principal amount of the Outstanding Bonds affected (including consents obtained in connection with a tender offer or exchange for the Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Bonds affected (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds).  However, without the consent of each Holder of an Outstanding Bond affected thereby, an amendment or waiver may not:
(a)reduce the principal amount of the then Outstanding Bonds whose Holders must consent to an amendment, supplement or waiver;
(b)reduce the principal of or change the fixed maturity of any Bonds;
(c)reduce the rate of or change the time for payment of interest on any Bond;
(d)make any change that adversely affects the exchange rights or Tax Event or Fundamental Change repurchase rights of the Bonds;
(e)waive a Default or Event of Default in the payment or delivery, as the case may be, of (i) the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if any) of, (ii) interest on or (iii) any consideration due upon exchange of, the Bonds (except a rescission of acceleration of the Bonds by the Holders of at least a majority in aggregate principal amount of the then Outstanding Bonds and a waiver of the payment default that resulted from such acceleration);
(f)make any Bond payable in money other than that stated in the Bond;
(g)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Bonds to receive payments of principal of, or interest or premium, if any, on the Bonds;

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(h)adversely alter any of the provisions with respect to a repurchase of the Bonds upon a Tax Event or Fundamental Change or waive any payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price;
(i)cause the Bonds or the Guarantee to become subordinated in right of payment to any other indebtedness of the Company or any Guarantor, as applicable;
(j)make any change in the foregoing amendment and waiver provisions; or
(k)release any Guarantor from its obligations under the Guarantee or this Indenture, except as permitted pursuant to the provisions in Article 10;

provided that with the consent of (i) Holders of at least a majority in aggregate principal amount of the then Outstanding Bonds and (ii) Perestroika AS, so long as Perestroika AS or any of its Affiliates is a Holder, the Company may modify the Indenture and the Bonds to permit, in connection with an exchange of Bonds for Parent Shares, a cash and/or a combination cash and share settlement of the Bonds. It shall not be necessary to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the substance thereof shall be approved.

Section 9.03Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
Section 9.04Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 9.05Reference in Bonds to Supplemental Indentures.  Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.
Section 9.06Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.03, the Company shall give notice thereof to the Holders of each Outstanding Bond affected, in the manner set forth in Section 13.01, setting forth in general terms the substance of such supplemental indenture.  Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Article 10
Guarantee
Section 10.01Guarantees.  Each Guarantor of Bonds hereby unconditionally and irrevocably guarantees, jointly and severally, on an unsecured senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (including the Tax Event Repurchase Price, Change of Control Repurchase Price or Listing Failure Event Repurchase Price, as the

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case may be, pursuant to Article 12 or Article 13, as applicable), premium, if any, interest, if any on the Bonds and any Parent Shares, and any cash in lieu of fractional Parent Shares, if any, due upon exchange of the Bonds in accordance with Article 11, in each case, when due, whether at maturity, by acceleration, by redemption, upon repurchase in connection with a Tax Event or Fundamental Change or otherwise or upon exchange, or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Bonds and (b) the full and punctual performance within applicable grace periods of all other obligations of the Bonds under this Indenture with respect to the Bonds (all the foregoing, being hereinafter collectively called the “Guarantees” or “Guaranteed Obligations”).  Each Guarantor of Bonds further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any obligation.

Each Guarantor of Bonds waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor of Bonds waives notice of any default under the Bonds or the Guaranteed Obligations.  The obligations of each Guarantor hereunder of Bonds shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture with respect to the Bonds or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Bonds or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

Each Guarantor of Bonds further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Bond held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01, 10.02 and 10.06, the obligations of each Guarantor of Bonds hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor of Bonds herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Bonds or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor of Bonds further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of Bonds or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply

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with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor of Bonds agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

Each Guarantor of Bonds also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor of Bonds shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Section 10.03Successors and Assigns.  A Subsidiary Guarantor may consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation with any Person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person and the capital stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person; provided, however, that in the case of the consolidation, merger or scheme or arrangement qualifying as an amalgamation or sale, lease, conveyance, transfer or disposal of all or substantially all of the assets of such Subsidiary Guarantor or the sale or other disposition of the capital stock of a Subsidiary Guarantor, (x) if such other Person is not the Parent, the Company or another Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Guarantee must be expressly assumed by such other Person, except in connection with a transaction in which the Guarantee of such Subsidiary Guarantor would be released as provided in Section 10.06 or (y) in the case of such assumption, such Person is an entity, validly organized and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any state of the United States, the District of Columbia, the Cayman Islands, Bermuda, the British Virgin Islands, Cyprus, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, England, Scotland, Wales, Ireland, Switzerland, or any other jurisdiction that does not adversely affect the rights of any Holder under this Indenture in any material respect. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Bonds shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 10.04No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

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Section 10.05Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 10.06Release of Subsidiary Guarantor.  (a)  A Subsidiary Guarantor will be automatically released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07), and will immediately cease to be a Subsidiary Guarantor hereunder (including, for the avoidance of doubt, for the purposes of Section 4.06):
(i)upon the sale or other disposition (including by way of consolidation, merger or scheme or arrangement qualifying as an amalgamation) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Company;
(ii)upon the sale or disposition of all or substantially all the assets (including by way of consolidation, merger or scheme or arrangement qualifying as an amalgamation) of such Subsidiary Guarantor;
(iii)if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 8; or
(iv)if the Bonds are rated Investment Grade by at least two of three of Moody’s, S&P or Fitch and no Default or Event of Default has occurred and is continuing under this Indenture;

provided, however, that in the case of clauses (i) and (ii) above, such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company and such sale or disposition is otherwise permitted by this Indenture.  Such release shall be effective regardless of whether the Bonds maintain an Investment Grade.

(b)At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, if required, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor pursuant to this Section 10.06.
Section 10.07Contribution.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Section 10.08Execution and Delivery.  (a) To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an officer, director, general manager or person holding an equivalent title.
(b)Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Bonds.
(c)If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Bond, the Guarantees shall be valid nevertheless.

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(d)The delivery of any Bond by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
Article 11
Exchange of Bonds
Section 11.01Exchange Privilege.

Subject to and upon compliance with the provisions of this Article 11, each Holder of a Bond shall have the right, at such Holder’s option, to surrender all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Bond at any time prior to the close of business on (1) the second Business Day immediately preceding the Maturity Date or (2) the second Business Day immediately preceding any Redemption Date, in exchange for Parent Shares at an initial exchange rate of 162.1626 of Parent Shares per $1,000 principal amount of Bonds, which represents an initial Exchange Price of approximately $6.17 per Parent Share (subject to adjustment as provided in this Article 11, the “Exchange Rate”); provided that the number of Parent Shares resulting from an exchange shall be rounded down to the nearest whole Parent Share, and the Company shall pay cash to such Holder in lieu of fractional shares (subject to, and in accordance with, the settlement provisions of Section 11.02 (the “Exchange Obligation”)).

Section 11.02Exchange Procedure; Settlement Upon Exchange.
(a)The Company shall deliver to the exchanging Holder in respect of each $1,000 principal amount of Bonds being exchanged a number of Parent Shares equal to the Exchange Rate in effect on the Exchange Date (the “Settlement Amount”).  On the Business Days following the Exchange Date the Company shall (i) determine the Settlement Amount and (ii) notify the Trustee and the Exchange Agent (if other than the Trustee) of the Settlement Amount and the amount of cash payable in lieu of delivering fractional Parent Shares.  The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)To exchange a Bond, a Holder shall (i) in the case of an Unrestricted Global Bond, comply with the Applicable Procedures in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 11.02(h), (ii) in the case of a Restricted Global Bond, (1) complete, manually sign and deliver an irrevocable notice (which may be delivered in PDF form with an original copy delivered no later than three Trading Days thereafter) to the Exchange Agent as set forth in the Form of Notice of Exchange (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Bonds to be exchanged and the name or names (with addresses) (and if applicable, the DTC Participant or Person to which such exchanging Holder wishes any Parent Shares, whether in certificated or book-entry format, to be delivered upon settlement of the Exchange Obligation to be registered), (2) surrender such Bonds, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 11.02(h) and (iii) in the case of a Physical Bond, (1) complete, manually sign and deliver an irrevocable notice (which may be delivered in PDF form with an original copy delivered no later than three Trading Days thereafter) to the Exchange Agent as set forth in the Notice of Exchange at the office of the Exchange Agent and state in writing therein the principal amount of Bonds to be exchanged and the name or names (with addresses) (and if applicable, the DTC Participant or Person to which such exchanging Holder wishes any Parent Shares, whether in certificated or book-entry format, to be delivered upon settlement of the Exchange Obligation to be registered), (2) surrender such Bonds, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 11.02(h).  The Exchange Agent

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shall promptly notify the Company and the Trustee (if other than the Exchange Agent) of any exchange pursuant to this Article 11 (including, for the avoidance of doubt, upon the receipt of the original copy of the related Notice of Exchange).  No Notice of Exchange with respect to any Bonds may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice to the Company in respect of such Bonds and has not validly withdrawn such Repurchase Notice in accordance with Section 11.02.

The Exchange Obligation with respect to Bonds surrendered for exchange by a given Holder on a given Exchange Date shall be computed on the basis of the aggregate principal amount of the Bonds (or specified portions thereof to the extent permitted thereby) so surrendered or, in the case of any Global Bond, in accordance with the Applicable Procedures.

(c)The Business Day on which a Holder satisfies the foregoing requirements in clause (b) above (including, for the avoidance of doubt, in the case of an exchange of a Restricted Global Bond or Physical Bond, (x) confirmation of the information set forth in such Notice of Exchange by the Company, which the Company shall confirm or reject on or prior to the second Trading Day following receipt of such Notice of Exchange from the Exchange Agent, and (y) delivery to the Exchange Agent of the original copy of the related Notice of Exchange) is referred to, with respect to the exchange by such Holder, as the “Exchange Date”. A Bond shall be deemed to have been exchanged at the close of business on the Exchange Date; provided, however, that the Person in whose name any Parent Shares shall be issuable upon such exchange shall become the stockholder of record of such Parent Shares as of the close of business on the Business Day following the Exchange Date, except as set forth in Section 11.05.  Except as set forth in Section 11.07(a), the Company shall deliver the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the relevant Exchange Date (or, if such exchange is in connection with a Fundamental Change, on the fifth Business Day immediately following the relevant Exchange Date).  The Parent shall issue or deliver or cause to be issued or delivered, and the Company shall deliver (if applicable) to such Holder, or such Holder’s nominee or nominees, the full number of Parent Shares to which such Holder shall be entitled, in book-entry format, in satisfaction of the Parent’s Exchange Obligation.
(d)In case any Physical Bond shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Physical Bond so surrendered a new Physical Bond or Physical Bonds in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Physical Bond, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Physical Bonds issued upon such exchange being different from the name of the Holder of the old Physical Bonds surrendered for such exchange.
(e)If a Holder submits a Bond for exchange, the Company shall pay any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax due on the issue of any Parent Shares upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name or the name of a Person on behalf of that Holder, in which case the Holder shall pay that tax.  The Exchange Agent may refuse to deliver or refuse to instruct the transfer agent to deliver the Parent Shares being issued in a name other than the Holder’s name, or the name of a Person holding on behalf of that Holder, until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(f)Except as provided in Section 11.05, no adjustment shall be made for dividends on any Parent Shares issued upon the exchange of any Bond as provided in this Article 11.

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(g)Upon the exchange of an interest in a Global Bond, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Bond as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any exchange of Bonds effected through any Exchange Agent other than the Trustee.
(h)Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s or any Guarantor’s payment or delivery to the Holders of Parent Shares upon exchange of the Bonds (including any cash payment in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay (1) the principal amount of the Bonds and (2) accrued and unpaid interest and Additional Amounts, if any, attributable to the period from the most recent Interest Payment Date to the Exchange Date, except as set forth in this clause (h). As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon an exchange of Bonds into Parent Shares, accrued and unpaid interest to, but not including, the relevant Exchange Date, if any, will be deemed to be paid first out of the cash paid upon such exchange.  Notwithstanding the foregoing, if Bonds are exchanged after the close of business on a Regular Record Date, Holders of such Bonds as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Bonds on the corresponding Interest Payment Date notwithstanding the exchange.  Bonds surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Bonds so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Tax Event Repurchase Date or Fundamental Change Repurchase Date that is (x) after a Regular Record Date and (y) on or prior to the Business Day immediately following the corresponding Interest Payment Date, and the relevant Exchange Date occurs after such Regular Record Date and on or prior to such Business Day; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of exchange with respect to such Bond.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Bonds have been exchanged following such Regular Record Date.
(i)As of the Exchange Date, such Person shall no longer be a Holder of such Bonds surrendered for exchange.
(j)No fractional Parent Shares shall be issued or delivered upon exchange of the Bonds, and the Company shall instead pay cash in lieu of delivering any fractional Parent Shares (calculated by dividing the number of fractional shares otherwise deliverable by the Last Reported Sale Price on the Exchange Date).
Section 11.03Increased Exchange Rate Applicable to Bonds Surrendered in Connection with Fundamental Changes.
(a)If a Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Bonds in connection with such Fundamental Change, the Parent shall increase the Exchange Rate for the Bonds so surrendered for exchange as described in this Section 11.03.  An exchange of Bonds shall be deemed for these purposes to be “in connection with” such Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the date of the Fundamental Change Company Notice up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (such period, the “Fundamental Change Period”).

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(b)The increased Exchange Rate applicable to any exchange in connection with a Change of Control shall be determined as follows:
COCER	= OER multiplied by (1 +(EP x (c/t))), where
COCER	= Exchange Rate applicable to exchanges in connection with the applicable Change of Control pursuant to this Section 11.03(b)
OER	= Exchange Rate otherwise applicable at such time, before giving effect to the increase resulting from the applicable Change of Control
EP	= 22.50%
c	= the number of days from and including the date of the Fundamental Change to, but not including, the Maturity Date
t	= the number of days from and including the Issue Date to, but not including, the Maturity Date
(c)The increased Exchange Rate applicable to any exchange in connection with a Listing Failure Event shall be determined as follows:
LFER	= OER multiplied by (1 +(EP x (c/t))), where
LFER	= Exchange Rate applicable to exchanges in connection with the applicable Listing Failure Event pursuant to this Section 11.03(c)
OER	= Exchange Rate otherwise applicable at such time, before giving effect to the increase resulting from the applicable Listing Failure Event
EP	= 22.50%
c	= the number of days from and including the date of the Listing Failure Event to, but not including, the Maturity Date
t	= the number of days from and including the Issue Date to, but not including, the Maturity Date
(d)Nothing in this Section 11.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 11.05 in respect of a Fundamental Change.
(e)For the avoidance of doubt, if a Holder exchanges its Bonds prior to the Fundamental Change Period, then, whether or not such Fundamental Change occurs, the Holder shall not be entitled to an increased Exchange Rate in connection with such Fundamental Change.
Section 11.04Increased Exchange Rate Applicable to Bonds Surrendered in Connection with a Tax Event
(a)If a Tax Event occurs prior to the Maturity Date and a Holder elects to exchange its Bonds in connection with such Tax Event, the Parent shall increase the Exchange Rate for the Bonds so surrendered for exchange as described in this Section 11.04.  An exchange of Bonds shall be deemed for these purposes to be “in connection with” such Tax Event if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the date of the Tax Event Company Notice up to, and including,

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the second Business Day immediately prior to the related Tax Event Repurchase Date (such period the “Tax Event Repurchase Period”).
(b)The increased Exchange Rate applicable to any exchange in connection with a Tax Event shall be determined as follows:

TEER= OER multiplied by (1 +(EP x (c/t))), where

TEER	= Exchange Rate applicable to exchanges in connection with the applicable Tax Event pursuant to this Section 11.04(b)
OER	= Exchange Rate otherwise applicable at such time, before giving effect to the increase resulting from the applicable Tax Event
EP	= 22.50%
c	= the number of days from and including the date of the Tax Event Company Notice to, but not including, the Maturity Date
t	= the number of days from and including the Issue Date to, but not including, the Maturity Date
(c)Nothing in this Section 11.04 shall prevent an adjustment to the Exchange Rate pursuant to Section 11.05 in respect of a Tax Event.
(d)For the avoidance of doubt, if a Holder exchanges its Bonds prior to the Tax Event Repurchase Period, then, whether or not such Tax Event occurs, the Holder shall not be entitled to an increased Exchange Rate in connection with such Tax Event.
Section 11.05Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Parent if any of the following events occurs, except that the Parent shall not make any adjustments to the Exchange Rate if Holders of the Bonds have the right to participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Parent Shares and solely as a result of holding the Bonds, in any of the transactions described in this Section 11.05, without having to exchange their Bonds, as if they held a number of Parent Shares equal to the Exchange Rate in effect immediately prior to the effective time for such adjustment, multiplied by the principal amount (expressed in thousands) of Bonds held by such Holder.
(a)If the Parent exclusively issues Parent Shares as a dividend or distribution on Parent Shares, or if the Parent effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0 = the Exchange Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the date of such share split or share combination, as applicable;

ER’ = the Exchange Rate in effect immediately after the close of business on such Record Date or date of such share split or share combination, as applicable;

OS0 = the number of shares of Parent Shares outstanding immediately prior to such share split or share combination, as applicable; and

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OS’ = the number of Parent Shares that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 11.05(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Parent’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Parent issues to all or substantially all holders of the Parent Shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Parent Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Parent Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0 = the Exchange Rate in effect immediately prior to the close of business on the Record Date for such issuance;

ER’ = the Exchange Rate in effect immediately after the close of business on such Record Date;

OS0 = the number of Parent Shares outstanding immediately prior to the close of business on such Record Date;

X = the total number of Parent Shares issuable pursuant to such rights, options or warrants; and

Y = the number of Parent Shares equal to quotient of the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Parent Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 11.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance.  To the extent that Parent Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Parent Shares actually delivered.  If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 11.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Parent Shares at less than such average of the Last Reported Sale Prices of the Parent Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Parent Shares, there shall be taken into account any consideration received by the Parent for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Parent’s Board of Directors.

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(c)If the Parent distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Parent or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Parent Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 11.05(a) or Section 11.05(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 11.05(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 11.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0 = the Exchange Rate in effect immediately prior to the close of business on the Record Date for such distribution;

ER’ = the Exchange Rate in effect immediately after the close of business on such Record Date;

SP0 = the average of the Last Reported Sale Prices of Parent Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Parent’s Board of Directors) of the Distributed Property with respect to each outstanding Parent Shares on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 11.05(c) above shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Bond shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Parent Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Parent Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 11.05(c) where there has been a payment of a dividend or other distribution on the Parent Shares or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Parent, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0 = the Exchange Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

ER’ = the Exchange Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Parent Shares applicable to one Parent Share (determined by reference to the

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definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Parent Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Parent Shares over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the Record Date for the Spin-Off (provided that if the settlement of any Exchange Obligation would otherwise be required at a time at which data required for calculation of the amount of any increase pursuant to this Section 11.05(c) is not yet available, such settlement may be delayed until promptly following the time at which such data becomes available); provided that if the relevant Exchange Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Exchange Date in determining the Exchange Rate.

For purposes of this Section 11.05(c) (and subject in all respect to Section 11.11), rights, options or warrants distributed by the Parent to all holders of Parent Shares entitling them to subscribe for or purchase shares of the Parent’s Capital Stock, including Parent Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such Parent Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Parent Shares, shall be deemed not to have been distributed for purposes of this Section 11.05(c) (and no adjustment to the Exchange Rate under this Section 11.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 11.05(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 11.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Parent Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Parent Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Sections 11.05(a), Section 11.05(b) and this Section 11.05(c), if any dividend or distribution to which this Section 11.05(c) is applicable also includes one or both of:

(A)a dividend or distribution of Parent Shares to which Section 11.05(a) is applicable (the “Clause A Distribution”); or

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(B)a dividend or distribution of rights, options or warrants to which Section 11.05(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.05(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 11.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 11.05(a) and Section 11.05(b) with respect thereto shall then be made, except that, if determined by the Parent (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the record Date of the Clause C Distribution and (II) any Parent Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be outstanding immediately prior to the close of business on such Record Date within the meaning of Section 11.05(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 11.05(b).
(d)If any cash dividend or distribution is made to all or substantially all holders of Parent Shares, the Exchange Rate shall be increased based on the following formula:

where,

ER0 = the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

ER’ = the Exchange Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of Parent Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Parent distributes to all or substantially all holders of Parent Shares.

Any increase pursuant to this Section 11.05(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Parent’s Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Bond shall receive, for each $1,000 principal amount of Bonds, at the same time and upon the same terms as holders of Parent Shares, the amount of cash that such Holder would have received if such Holder owned a number of Parent Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)If the Parent or any of its Subsidiaries make a payment in respect of a tender offer (which for the avoidance of doubt shall not include any open market buybacks or purchases that are not tender offers) or exchange offer for Parent Shares, to the extent that the cash and value of any other consideration included in the payment per share of Parent Shares exceeds the average of the Last Reported Sale Prices of Parent Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

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where,

ER0 = the Exchange Rate in effect immediately prior to the open of business on the Trading Day immediately following the Trading Day next succeeding the date such tender or exchange offer expires;

ER’ = the Exchange Rate in effect immediately after the open of business on the Trading Day immediately following the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Parent’s Board of Directors) paid or payable for Parent Shares purchased or exchanged in such tender or exchange offer;

OS0 = the number of Parent Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Parent Shares accepted for purchase or exchange in such tender or exchange offer);

OS’ = the number of Parent Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Parent Shares accepted for purchase or exchange in such tender or exchange offer);

SP = the average of the Last Reported Sale Prices of the Parent Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date such tender or exchange offer expires; and

SP’ = the average of the Last Reported Sale Prices of the Parent Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Exchange Rate under this Section 11.05(e) shall occur at the open of business on the Trading Day immediately following the Trading Day next succeeding the date such tender or exchange offer expires (provided that if the settlement of any Exchange Obligation would otherwise be required at a time at which data required for calculation of the amount of any increase pursuant to this Section 11.05(e) is not yet available, such settlement may be delayed until promptly following the time at which such data becomes available); provided that if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Exchange Date in determining the Exchange Rate as of such Trading Day.  For the avoidance of doubt, for purposes of this subsection (e), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

(f)Except as stated herein, the Parent shall not adjust the Exchange Rate for the issuance of Parent Shares or any securities convertible into or exchangeable for Parent Shares or the right to purchase Parent Shares or such convertible or exchangeable securities.
(g)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.05, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Parent’s securities are then listed, the Parent from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Parent’s Board of Directors determines that such increase would be in the Parent’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Parent’s securities are then listed, the Parent may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Parent Shares or rights to purchase Parent Shares in connection with a dividend or distribution of Parent Shares (or rights to acquire Parent Shares) or similar event.  Whenever the Exchange

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Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Bond a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.
(h)Notwithstanding anything to the contrary in this Article 11, the Exchange Rate shall not be adjusted:
(i)unless the adjustment would result in a change in the Exchange Rate of at least 1%; provided that any adjustment which by reason of the foregoing is not required to be made shall be carried forward and taken into account in any future adjustment. Such carried forward adjustment shall be made, regardless of whether the aggregate adjustment is less than 1% on the Exchange Date for any Bonds;
(ii)upon the issuance of any Parent Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent’s securities and the investment of additional optional amounts in Parent Shares under any such plan;
(iii)upon the issuance of any Parent Shares or options or rights to purchase those shares pursuant to any present or future employee, director, officer or consultant benefit, compensation or stock purchase plan or program of or assumed by the Parent or any of the Parent’s Subsidiaries;
(iv)upon the issuance of any Parent Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the Issue Date;
(v)upon the repurchase of any Parent Shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in Section 11.05(e);
(vi)solely for a change in the nominal value of the Parent Shares; or
(vii)for accrued and unpaid interest, if any.
(i)All calculations and other determinations under this Article 11 shall be made by the Parent and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.
(j)Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly (i) notify Holders of such adjustment and publish such information on the Parent’s website or through such other public medium as the Parent may use at that time and (ii) deliver to the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(k)For purposes of this Section 11.05, the number of Parent Shares at any time outstanding shall not include Parent Shares held in the treasury of the Parent or any of its Subsidiaries so long as the Parent does not pay any dividend or make any distribution on Parent Shares held in the treasury of the Parent or any of its Subsidiaries.

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Section 11.06Adjustments of Prices.  Whenever any provision of this Indenture requires the Parent to calculate the Last Reported Sale Prices over a span of multiple days, the Parent’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.
Section 11.07Effect of Recapitalizations, Reclassifications and Changes of the Parent Shares.
(a)In the case of:
(i)any recapitalization, reclassification or change of the Parent Shares (other than changes resulting from a change in par value, or a subdivision or combination),
(ii)any consolidation, merger or combination involving the Parent,
(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Parent and the Parent’s Subsidiaries substantially as an entirety, or
(iv)any statutory share exchange, in each case, as a result of which the Parent Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to exchange each $1,000 principal amount of Bonds shall be changed, to the extent permissible under applicable law, into a right to exchange such principal amount of Bonds into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Parent Shares equal to the Exchange Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Parent Share is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, the Parent and the Subsidiary Guarantors shall execute with the Trustee a supplemental indenture permitted under Section 9.01 providing for such change in the right to exchange each $1,000 principal amount of Bonds.

If the Share Exchange Event causes the Parent Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Bonds will be exchangeable shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Parent Shares that affirmatively make such an election or (y) if no holders of Parent Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of Parent Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Parent Share.  The Parent shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

To the extent that the Bonds become exchangeable into the right to receive cash pursuant to this Section 11.07, interest will not accrue on such cash.

Such supplemental indenture described in the third immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 11.  If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Parent or the successor or purchasing Person, as the case may be, in such Share Exchange

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Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Bonds as the Parent’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 12.

(b)When the Company and the Parent executes a supplemental indenture pursuant to subsection (a) of this Section 11.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)Neither the Company nor any Guarantor shall become a party to any Share Exchange Event unless its terms are consistent with this Section 11.07.  None of the foregoing provisions shall affect the right of a holder of Bonds to exchange its Bonds into Parent Shares, as set forth in Section 11.01 and Section 11.02 prior to the effective date of such Share Exchange Event.
(d)The above provisions of this Section 11.07 shall similarly apply to successive Share Exchange Events.
Section 11.08Certain Covenants.
(a)The Parent covenants that all Parent Shares issued upon exchange of Bonds will be fully paid and non-assessable by the Parent and free from all taxes, liens and charges with respect to the issue thereof.
(b)The Parent covenants that, if any Parent Shares to be provided for the purpose of exchange of Bonds hereunder require registration with or approval of any governmental authority under any federal or state law before such Parent Shares may be validly issued upon exchange, the Parent will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(c)The Parent further covenants that if at any time the Parent Shares shall be listed on any national securities exchange or automated quotation system the Parent will list and keep listed, so long as the Parent Shares shall be so listed on such exchange or automated quotation system, any Parent Shares issuable upon exchange of the Bonds.
Section 11.09Responsibility of Trustee.  The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Parent Shares, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Bond; and the Trustee and any other Exchange Agent make no representations with respect thereto.  Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or the Parent to issue, transfer or deliver any Parent Shares or stock certificates or other securities or property or cash upon the surrender of any Bond for the purpose of an exchange or to comply with any of the duties, responsibilities or covenants of the Company or any Guarantor contained in this Article 11.  Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the

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correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Bonds after any event referred to in such Section 11.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Exchange Agent shall have any obligation to independently determine or verify if any Fundamental Change, Tax Event, Trigger Event, Share Exchange Event or any other event has occurred or notify the Holders of any such event. The parties hereto agree that all notices to the Trustee or the Exchange Agent under this Article 11 shall be in writing and may be given by email.

Section 11.10Notice to Holders Prior to Certain Actions.  In case of any:
(a)action by the Parent or one of its Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 11.05 or Section 11.11;
(b)Share Exchange Event; or
(c)voluntary or involuntary dissolution, liquidation or winding-up of any Guarantor or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company or the Guarantors shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by such Guarantor or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Parent Shares of record are to be determined for the purposes of such action by such Guarantor or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Parent Shares of record shall be entitled to exchange their Parent Shares for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by any Guarantor or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 11.11Stockholder Rights Plans.  If the Parent has a stockholder rights plan in effect upon exchange of the Bonds, each Parent Share, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Parent Shares issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.  However, if, prior to any exchange of Bonds, the rights have separated from the Parent Shares in accordance with the provisions of the applicable stockholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if the Parent distributed to all or substantially all holders of the Parent Shares Distributed Property as provided in Section 11.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.  For the avoidance of doubt, no adjustment shall be made to the Exchange Rate in connection with a dividend or distribution in respect of a stockholder rights plan except as set forth in this Section 11.11.
Section 11.12Parent Shares.  The Parent shall not take any action that would cause the number of Parent Shares deliverable upon exchange of the Bonds to exceed the number of Parent Shares authorized by the Parent’s shareholders to be issued and allotted by the Parent’s Board of Directors, and not previously used by the Parent’s Board of Directors, and/or held by the Company or its Subsidiaries in treasury.  In the event of any deemed distribution (for U.S. federal income tax purposes) resulting from an adjustment to the

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Exchange Rate, the Company will comply with its obligations to report the deemed distribution for U.S. federal income tax purposes.  In accordance with the foregoing, the Company may post a copy of Internal Revenue Service Form 8937 on its website in a timely manner.

Article 12
Repurchase of Bonds Upon a Fundamental Change or Tax Event
Section 12.01Repurchase at Option of Holders Upon a Fundamental Change or Tax Event.
(a)Each Holder shall have the right to require the Company to repurchase for cash all of such Holder’s Bonds or any portion of the principal amount thereof that is equal to minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof in the following instances:
(i)If a Change of Control Event occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Bonds, or any portion of the principal amount thereof that is equal to minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 60 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Change of Control Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Repurchase Price shall be equal to 101% of the principal amount of Bonds to be repurchased pursuant to this Article 12.
(ii)If a Listing Failure Event occurs at any time, each Holder shall have the right, at such Holders’ option, to require the Company to repurchase for cash all of such Holder’s Bonds, or any portion of the principal amount therefor that is equal to minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Listing Failure Event Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Listing Failure Event Repurchase Price shall be equal to 100% of the principal amount of Bonds to be repurchased pursuant to this Article 12.
(iii)If a Tax Event occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase (the “Tax Event Offer to Repurchase”) for cash all of such Holder’s Bonds, or any portion of the principal amount therefor that is equal to minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Tax Event Repurchase Date”) specified by the Company that is not less than 20 Business Days following the date of the Tax Event Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of a Tax Event (the “Tax Event Repurchase Price”), unless the Tax Event Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Tax Event Repurchase Price shall be equal to 100% of the principal amount of Bonds

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to be repurchased pursuant to this Article 12.  A “Tax Event” shall be deemed to have occurred if, at any time after the Bonds are originally issued, (x) the Company reasonably determines that:
(A)as a result of (I) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or (II) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority, which change or amendment becomes effective on or after (1) the Issue Date, in the case of the Cayman Islands or Switzerland, or (2) the date such jurisdiction becomes a Taxing Jurisdiction, in the case of any other Taxing Jurisdiction, the Company, any Guarantor or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 4.13 with respect to any Bonds; or
(B)on or after (I) the Issue Date, in the case of the Cayman Islands or Switzerland, or (II) the date such jurisdiction becomes a Taxing Jurisdiction, in the case of any other Taxing Jurisdiction, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in any Taxing Jurisdiction, including any of those actions specified in Section 12.01(a)(iii)(A), whether or not such action was taken or such decision was rendered with respect to the Company, any Guarantor or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in an Opinion of Counsel, will result in the Company, any Guarantor or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Bonds, and, in any such case, the Company or any Guarantor, as applicable, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company or any Guarantor;

and (y) the Company provides notice (a “Tax Event Company Notice”) to all Holders of Bonds and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) no less than 20, and no more than 60, days prior to the earliest date on which the Company or any Guarantor would be obliged to withhold tax resulting from the amendment or change described in clause (A) or (B) were a payment in respect of the Bonds then due that it is designating such amendment or change as a Tax Event.

(b)Repurchases of Bonds under this Section 12.01 shall be made, at the option of the Holder thereof, upon:
(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Appendix E hereto if the Bonds are Physical Bonds, or in compliance with the Depositary’s procedures for surrendering interests in Global Bonds if the Bonds are Global Bonds, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Tax Event Repurchase Date, as applicable; and
(ii)delivery of the Bonds, if the Bonds are Physical Bonds, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Bonds, if the Bonds are Global Bonds, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, therefor.

The Repurchase Notice in respect of any Bonds to be repurchased shall state:

(iii)in the case of Physical Bonds, the certificate numbers of the Bonds to be delivered for repurchase;

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(iv)the portion of the principal amount of Bonds to be repurchased, which must be minimum denominations of  $1,000 or an integral multiple of $1,000 in excess thereof; and
(v)that the Bonds are to be repurchased by the Company pursuant to the applicable provisions of the Bonds and this Indenture; provided that if the Bonds are Global Bonds, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 12.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding anything herein to the contrary, if a Holder does not elect to exchange, or cause repurchase of, its Bonds following a Tax Event, none of the Guarantors nor the Company will be required to pay Additional Amounts with respect to payments made in respect of such Bonds following the Tax Event Repurchase Date, and all subsequent payments in respect of such Bonds will be reduced by any tax required to be withheld or deducted under the laws of a relevant Taxing Jurisdiction.  The obligation to pay Additional Amounts to any such Holder for payments made on or in periods prior to the Tax Event Repurchase Date shall remain subject to the exceptions set forth under Section 4.13.

(c)The Company shall provide the following written notices (which may be in PDF form) to all Holders of Bonds and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee).
(i)On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Bonds, such notice shall be by first class mail or, in the case of Global Bonds, such notice shall be delivered in accordance with the Applicable Procedures.  Simultaneously with providing such notice, the Company or the Parent Guarantor shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or issue a press release containing such information.  Each Fundamental Change Company Notice shall specify:
(A)the events causing the Fundamental Change;
(B)the date of the Fundamental Change;
(C)the last date on which a Holder may exercise the repurchase right pursuant to this Article 12;
(D)the Change of Control Repurchase Price or Listing Failure Event Repurchase Price, as applicable;
(E)the Fundamental Change Repurchase Date;
(F)the name and address of the Paying Agent and the Exchange Agent, if applicable;

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(G)the Exchange Rate and, if applicable, any adjustments to the Exchange Rate;
(H)that the Bonds with respect to which a Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture; and
(I)the procedures that Holders must follow to require the Company to repurchase their Bonds.
(ii)Any Tax Event Company Notice shall include notice of the occurrence of the related Tax Event and of the resulting repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Bonds, such notice shall be by first class mail or, in the case of Global Bonds, such notice shall be delivered in accordance with the Applicable Procedures.  Simultaneously with providing any Tax Event Company Notice, the Company or the Guarantors shall publish a notice containing the information set forth in the Tax Event Company Notice in a newspaper of general circulation in The City of New York or issue a press release containing such information.  Each Tax Event Company Notice shall specify:
(A)the events causing the Tax Event;
(B)the date of the Tax Event;
(C)the last date on which a Holder may exercise the repurchase right pursuant to this Article 12;
(D)the Tax Event Repurchase Price;
(E)the Tax Event Repurchase Date;
(F)the name and address of the Paying Agent and the Exchange Agent, if applicable;
(G)the Exchange Rate and, if applicable, any adjustments to the Exchange Rate;
(H)that the Bonds with respect to which a Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;
(I)the impact of such Tax Event on the Company’s obligation to pay Additional Amounts; and
(J)the procedures that Holders must follow to require the Company to repurchase their Bonds.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Bonds pursuant to this Section 12.01.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided that, in all cases, the Company shall provide the Trustee with an Officer’s Certificate delivered three Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) and the text of such Fundamental Change Company Notice or Tax Event Company Notice, as applicable, shall be prepared by the Company.

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(d)Notwithstanding the foregoing, no Bonds may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change, and the Company may not exercise its right to designate a Tax Event, if the principal amount of the Bonds has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, with respect to such Bonds).  The Paying Agent will promptly return to the respective Holders thereof any Physical Bonds held by it during the acceleration of the Bonds (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, with respect to such Bonds), or any instructions for book-entry transfer of the Bonds in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 12.02Withdrawal of Repurchase Notice.  A Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Trustee and the Corporate Trust Office of the Paying Agent in accordance with this Section 12.02 at any time prior to the close of business on the Business Day immediately preceding the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, specifying:
(a)the principal amount of the Bonds with respect to which such notice of withdrawal is being submitted, which portion must be in minimum principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof,
(b)if Physical Bonds have been issued, the certificate number of the Bond in respect of which such notice of withdrawal is being submitted, and
(c)the principal amount, if any, of such Bond that remains subject to the original Repurchase Notice, which portion must be in minimum principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided that if the Bonds are Global Bonds, the notice must comply with the Applicable Procedures.

Section 12.03Deposit of Tax Event Repurchase Price, Change of Control Repurchase Price and Listing Failure Event Repurchase Price.
(a)The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04) on or prior to 11:00 a.m., New York City time, on the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, an amount of money sufficient to repurchase all of the Bonds to be repurchased at the appropriate Tax Event Repurchase Price, Change of Control Repurchase Price or Listing Failure Event Repurchase Price, as applicable.  Subject to receipt of funds and/or Bonds by the Trustee (or other Paying Agent appointed by the Company), payment for Bonds surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable) will be made on the later of (i) the Tax Event Repurchase Date or Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 12.01), as applicable, and (ii) the time of book-entry transfer or the delivery of such Bond to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 12.01 by mailing checks for the amount payable to the Holders of such Bonds entitled thereto as they shall appear in the Bond Register; provided that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon

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written demand by the Company, return to the Company any funds in excess of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable.
(b)If by 11:00 a.m. New York City time, on the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Bonds or portions thereof that are to be repurchased on such Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, then, with respect to the Bonds that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Bonds will cease to be Outstanding, (ii) interest will cease to accrue on such Bonds (whether or not book-entry transfer of the Bonds has been made or the Bonds have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Bonds will terminate (other than the right to receive the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, and, if applicable, accrued and unpaid interest).
(c)Upon surrender of a Bond that is to be repurchased in part pursuant to Section 12.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Bond in an authorized denomination equal in principal amount to the unrepurchased portion of the Bond surrendered.
Section 12.04Covenant to Comply with Applicable Laws Upon Repurchase of Bonds.
(a)In connection with any repurchase offer pursuant to a Repurchase Notice, the Company and the Guarantors will, if required:
(i)comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and
(ii)file a Schedule TO or any other required schedule under the Exchange Act,

in each case, so as to permit the rights and obligations under this Article 12 to be exercised in the time and in the manner specified in this Article 12.

(b)Notwithstanding anything to the contrary in this Indenture, to the extent that, as a result of any change in any federal or state securities laws or other applicable laws or regulations, compliance with this Article 12 would result in a violation of any such federal or state securities law or other applicable laws or regulations, the Company will comply with its obligations to offer to repurchase the Bonds upon a Tax Event or Fundamental Change in a manner that also complies with the applicable securities laws and regulations and will not be deemed to have breached its obligations as set forth in this Article 12 by virtue of such conflict.
Article 13
Miscellaneous Provisions
Section 13.01Notices.  Any notice or communication shall be in writing and delivered in person or mailed by certified or registered mail (return receipt requested), e-mail in PDF format, facsimile, or overnight courier guaranteeing next day delivery, addressed as follows:

if to the Company or any Guarantor:

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Attention of:  President

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if to the Trustee:

Wells Fargo Bank, National Association

1 Independent Drive, Suite 620

Jacksonville, Florida 32202

Attention: Corporate Trust Services

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed (or, in the case of Global Bonds, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Bond Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.02Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 13.03Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a)a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(c)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
Section 13.04Rules by Trustee, Exchange Agent, Paying Agent and Bond Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Bond Registrar, Exchange Agent and the Paying Agent may make reasonable rules for their functions.
Section 13.05Legal Holidays.  If a payment date, including any Interest Payment Date, any Tax Event Repurchase Date, any Fundamental Change Repurchase Date or the Maturity Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
Section 13.06Governing Law.  This Indenture, the Bonds and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 13.07No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Bonds or this Indenture or of such Guarantor under its Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Bond, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Bonds.
Section 13.08Successors.  All agreements of the Company and the Guarantors in this Indenture and the Bonds shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.
Section 13.09Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
Section 13.10Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 13.11Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 13.12U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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Section 13.13Calculations.  Except as otherwise provided herein, the Parent shall be responsible for making all calculations called for under the Bonds or this Indenture.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Parent Shares, accrued interest payable on the Bonds, the Tax Event Repurchase Price, the Change of Control Repurchase Price, the Listing Failure Event Repurchase Price, and the Exchange Rate of the Bonds.  The Parent shall make all these calculations in good faith and, absent manifest error, the Parent’s calculations shall be final and binding on Holders of Bonds.  The Parent shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Parent’s calculations without independent verification.  The Trustee will forward the Parent’s calculations to any Holder of Bonds upon the request of that Holder at the sole cost and expense of the Parent. In no event shall the Trustee, Bond Registrar or Exchange Agent have any responsibility for any calculations called for under the Bonds or this Indenture.

Remainder of page intentionally left blank

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TRANSOCEAN INC., as Issuer

By: /s/Colin Berryman

Name:Colin Berryman

Title:President

TRANSOCEAN LTD., as Guarantor

By: /s/Sandro Thoma

Name:Sandro Thoma

Title: Corporate Secretary

TRANSOCEAN MID HOLDINGS 1 LIMITED, as Guarantor

By: /s/Colin Berryman

Name:Colin Berryman

Title:President

TRANSOCEAN MID HOLDINGS 2 LIMITED, as Guarantor

By: /s/Colin Berryman

Name:Colin Berryman

Title:President

TRANSOCEAN MID HOLDINGS 3 LIMITED, as Guarantor

By: /s/Colin Berryman

Name:Colin Berryman

Title:President

[Signature Page to Exchangeable Bonds Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:/s/Patrick Giordano

Name:Patrick Giordano

Title:Vice President

[Signature Page to Exchangeable Bonds Indenture]

APPENDIX A

PROVISIONS RELATING TO BONDS

1.Definitions

1.1Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Custodian” means the custodian with respect to a Global Bond (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933, as amended.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2Other Definitions.

Term	Defined in Section:

“144A Global Bond”	2.1(a)
“Agent Members”	2.1(b)
“AI Global Bond”	2.1(a)
“Global Bond”	2.1(a)
“Regulation S Global Bond”	2.1(a)

2.The Bonds.

2.1(a)  Form and Dating.  So long as the Bonds are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.4(a) below, the Bonds shall be issued initially in the form of one or more permanent global restricted Bonds in definitive, fully registered form (the “144A Global Bond”), one or more permanent global Regulation S Global Bonds in definitive, fully registered form (the “Regulation S Global Bond”), one or more permanent global AI Global Bonds in definitive, fully registered form (the “AI Global Bond”, and collectively with the 144A Global Bonds, Regulation S Global Bonds and AI Global Bonds, each, a “Global Bond”), each with the global bonds legend set forth in Exhibit 1.1, Exhibit 1.2  and Exhibit 1.3 hereto, respectively, which shall be deposited on behalf of the purchasers of the Bonds represented thereby with the Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Bond deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Bonds that (a) shall be registered in the name of the Depository for such Global Bond or Global Bonds or the nominee of such Depository and (b) shall be

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delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or Participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Bond held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Bond, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Bond for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.

(c)Certificated Bonds.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Bonds shall not be entitled to receive physical delivery of certificated Bonds.

2.2Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $237,933,000 2.5% Senior Guaranteed Exchangeable Bonds due 2027 and (2) any additional Bonds for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture.  In the case of any issuance of additional Bonds pursuant to Section 2.13 of the Indenture, a written order of the Company signed by an Officer or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company shall certify that such issuance is in compliance with the Indenture.

2.3Transfer and Exchange.

(a)Transfer and Exchange of Beneficial Interests in the Global Bonds.  The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Bond.  Beneficial interests in Restricted Global Bonds shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Bonds also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1)Transfer of Beneficial Interests in the Same Global Bond.  Beneficial interests in any Restricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Bond in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Bond Registrar to effect the transfers described in this Section 2.3(a)(1).

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Bonds.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Bond Registrar either (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(g) hereof, (i) a written order from a Participant or an Indirect

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Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Physical Bond in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Bond Registrar containing information regarding the Person in whose name such Physical Bond shall be registered to effect the transfer or exchange referred to in (B)(i) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in the Indenture and the Bonds or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 2.3(g) hereof.

(3)Transfer of Beneficial Interests in a Restricted Global Bond to Another Restricted Global Bond.  A beneficial interest in any Restricted Global Bond may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Bond if the transfer complies with the requirements of Section 2.3(a)(2) above and the Bond Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in a 144A Global Bond, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof;

(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Bond, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof; and

(C)if the transferee will take delivery in the form of a beneficial interest in an AI Global Bond, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (3) thereof.

(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Bond for Beneficial Interests in an Unrestricted Global Bond.  A beneficial interest in any Restricted Global Bond may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Bond or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and the Bond Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (5) thereof; and, in each such case set forth in this clause (4), if the Company or the Bond Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Bond Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.3(a)(4) at a time when an Unrestricted Global Bond has not yet been issued, the Company shall execute and the Trustee shall authenticate

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one or more Unrestricted Global Bonds in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.3(a)(4).

(5)Transfer or Exchange of Beneficial Interests in Unrestricted Global Bonds for Beneficial Interests in Restricted Global Bonds Prohibited.  Beneficial interests in an Unrestricted Global Bond may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Bond.

(b)Transfer or Exchange of Beneficial Interests in Global Bonds for Physical Bonds.

(1)Beneficial Interests in Restricted Global Bonds to Restricted Physical Bonds.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Physical Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Physical Bond, then, upon receipt by the Bond Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Physical Bond, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred to an “accredited investor” within the meaning of Rule 501(a), a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3) thereof;

(E)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (4)(a) thereof; or

(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (4)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section  2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Bond, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Physical Bond in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Bond Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Physical Bond issued in exchange for a beneficial interest in a Restricted Global Bond pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Physical Bonds to the Persons in whose names such Bonds are so registered.  Any Restricted Physical Bond issued in exchange for a beneficial interest in a Restricted Global Bond

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pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)Beneficial Interests in Restricted Global Bonds to Unrestricted Physical Bonds.  Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Bond may exchange such beneficial interest for an Unrestricted Physical Bond or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Physical Bond only if the Bond Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for an Unrestricted Physical Bond, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(b) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Physical Bond, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (5) thereof;

and, in each such case set forth in this clause 2, if the Bond Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Bond Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Physical Bond in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Bond Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Bond.

(3)Beneficial Interests in Unrestricted Global Bonds to Unrestricted Physical Bonds.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Bond proposes to exchange such beneficial interest for an Unrestricted Physical Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Physical Bond, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Bond, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Physical Bond in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Bond Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Physical Bond issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Physical Bond to the Persons in whose names such Bond is so registered.  Any Unrestricted Physical Bond issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

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(c)Transfer and Exchange of Physical Bonds for Beneficial Interests in Global Bonds.

(1)Restricted Physical Bonds to Beneficial Interests in Restricted Global Bonds.  If any holder of a Restricted Physical Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond or to transfer such Restricted Physical Bond to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Bond, then, upon receipt by the Bond Registrar of the following documentation:

(A)if the holder of such Restricted Physical Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond, a certificate from such holder in the form of Appendix C hereto, including the certifications in item 2(b) thereof;

(B)if such Restricted Physical Bond is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Physical Bond is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof; or

(D)if such Restricted Physical Bond is being transferred to an “accredited investor” within the meaning of Rule 501(a), a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3) thereof;

the Trustee shall cancel the Restricted Physical Bond, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Bond, in the case of clause (B) above, a 144A Global Bond, in the case of clause (C) above, a Regulation S Global Bond, and in the case of clause (D) above, an AI Global Bond.

(2)Restricted Physical Bonds to Beneficial Interests in Unrestricted Global Bonds.  A holder of a Restricted Physical Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Restricted Physical Bond to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond only if the Bond Registrar receives the following:

(A)if the holder of such Restricted Physical Bond proposes to exchange such Bond for a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(c) thereof; or

(B)if the holder of such Restricted Physical Bond proposes to transfer such Bond to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (5) thereof;

and, in each such case set forth in this clause 2, if the Bond Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Bond Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

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Upon satisfaction of the conditions of this Section 2.3(c)(2), the Trustee shall cancel such Restricted Physical Bond and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Bond.

(3)Unrestricted Physical Bonds to Beneficial Interests in Unrestricted Global Bonds.  A holder of an Unrestricted Physical Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Unrestricted Physical Bond to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Bond and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Bonds.

(4)Transfer or Exchange of Unrestricted Physical Bonds to Beneficial Interests in Restricted Global Bonds Prohibited.  An Unrestricted Physical Bond may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Bond.

(5)Issuance of Unrestricted Global Bonds.  If any such exchange or transfer of a Physical Bond for a beneficial interest in an Unrestricted Global Bond is effected pursuant to clause (2) or (3) above at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of Physical Bonds so transferred.

(d)Transfer and Exchange of Physical Bonds for Physical Bonds.  Upon request by a holder of Physical Bonds and such holder’s compliance with the provisions of this Section 2.3(d), the Bond Registrar shall register the transfer or exchange of Physical Bonds.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Bond Registrar the Physical Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Bond Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1)Restricted Physical Bonds to Restricted Physical Bonds.  Any Restricted Physical Bond may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Physical Bond if the Bond Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof;

(C)if the transfer will be made pursuant to Rule 501(a), a certificate in the form of Appendix B hereto, including the certifications in item (3) thereof; and

(D)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix B hereto, including the certifications, certificates and Opinion of Counsel required by item (4) thereof, if applicable.

(2)Restricted Physical Bonds to Unrestricted Physical Bonds.  Any Restricted Physical Bond may be exchanged by the holder thereof for an Unrestricted Physical Bond or

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transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Physical Bond only if the Bond Registrar receives the following:

(A)if the holder of such Restricted Physical Bond proposes to exchange such Bond for an Unrestricted Physical Bond, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(d) thereof; or

(B)if the holder of such Restricted Physical Bond proposes to transfer such Bond to a Person who shall take delivery thereof in the form of an Unrestricted Physical Bond, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (5) thereof;

and, in each such case set forth in this clause 2, if the Bond Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Bond Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Physical Bond and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Physical Bond in the appropriate principal amount to the Person designated by the holder of such prior Restricted Physical Bond in instructions delivered to the Bond Registrar by such holder.

(3)Unrestricted Physical Bonds to Unrestricted Physical Bonds.  A holder of an Unrestricted Physical Bond may transfer such Bond to a Person who takes delivery thereof in the form of an Unrestricted Physical Bond.  Upon receipt of a request to register such a transfer, the Bond Registrar shall register such Unrestricted Physical Bond pursuant to the instructions from the Holder thereof.

(e)Legends.  The following legends shall appear on the face of all Global Bonds and Physical Bonds issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)Private Placement Legend.

(A)Except as permitted by clause (B) below, each Global Bond and each Physical Bond (and all Bonds issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS BOND AND THE PARENT SHARES ISSUABLE UPON EXCHANGE OF THIS BOND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS BOND, THE PARENT SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.  THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT)

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AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BOND, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED BONDS SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO TRANSOCEAN OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (B), (C) OR (D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B)Notwithstanding the foregoing, any Global Bond or Physical Bond issued pursuant to clauses (a)(4), (b)(3), (b)(4), (c)(2), (c)(3), (d)(2) or (d)(3) to this Section 2.3 (and all Bonds issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)Regulation S Legend.  Each Regulation S Global Bond shall bear a legend in substantially the following form:

“THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, any offer or sale of the BONDs shall not be made by it to a U.S. person or

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for the account or benefit of a U.S. person within the meaning of Rule 902 of Regulation S.”

(3)Global Bond Legend.  Each Global Bond shall bear a legend in substantially the following form:

“THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN DEFINITIVE FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)Cancellation and/or Adjustment of Global Bonds.  At such time as all beneficial interests in a particular Global Bond have been exchanged for Physical Bonds or a particular Global Bond has been redeemed, repurchased or cancelled in whole and not in part, each such Global Bond shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Physical Bonds, the principal amount of Bonds represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

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(g)General Provisions Relating to Transfers and Exchanges.

(1)No service charge shall be made to a Holder of a beneficial interest in a Global Bond or to a Holder of a Physical Bond for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 2.09 of the Indenture).

(2)All Global Bonds and Physical Bonds issued upon any registration of transfer or exchange of Global Bonds or Physical Bonds shall be the valid obligations of the Company, evidencing the same indebtedness, as the Global Bonds or Physical Bonds surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Bonds duly issued hereunder.

(3)Neither the Bond Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Bonds during a period beginning at the opening of business 15 days before the day of any selection of Bonds for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part or (C) to register the transfer of or to exchange a Bond between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(4)Prior to due presentment for the registration of a transfer of any Bond, the Trustee, any agent and the Company may deem and treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes, in each case regardless of any notice to the contrary.

(5)All certifications, certificates and Opinions of Counsel required to be submitted to the Bond Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(6)The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture under applicable law with respect to any transfer of any interest in any Bond (including any transfer between or among Participants or other beneficial owners of interests in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(7)The transferor of any Bond shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.  In connection with any proposed exchange of a certificated Bond for a Global Bond, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

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(h)Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Bond may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(i)No Obligation of the Trustee.

(1)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Bond, a member of, or a Participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Bonds or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Bonds shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Bond).  The rights of beneficial owners in any Global Bond shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, Participants and any beneficial owners.

(2)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Depository Participants, members or beneficial owners in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4Certificated Bonds.

(a)A Global Bond deposited with the Depository or with the Trustee as Custodian for the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of certificated Bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Bond and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Bonds under this Indenture.

(b)Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office, in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of certificated Bonds of authorized denominations.  Any portion of a Global Bond transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $1,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

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(c)Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Bond shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Bonds.

(d)In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Bonds in definitive, fully registered form without interest coupons.

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EXHIBIT 1.1
to
APPENDIX A

[Form of Face of 144A Bond]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED BOND]

THIS BOND AND THE PARENT SHARES ISSUABLE UPON EXCHANGE OF THIS BOND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS BOND, THE PARENT SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.  THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BOND, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED BONDS SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO TRANSOCEAN OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (B), (C) OR (D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Exhibit 1.1 - 1

THE HOLDER OF THIS BOND BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS BOND CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S.  EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS BOND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NEITHER WE NOR ANY OF OUR AFFILIATES HAVE PROVIDED ANY ADVICE WITH RESPECT TO THE DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS BOND, AND NEITHER WE NOR ANY OF OUR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS SUCH PLAN OR PLANS’ FIDUCIARY WITH RESPECT TO ANY SUCH DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS BOND.

[INCLUDE THE FOLLOWING LEGEND IF A GLOBAL BOND]

THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN DEFINITIVE FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit 1.1 - 2

TRANSOCEAN INC.

2.5% Senior Guaranteed Exchangeable Bond due 2027

No. [R][C] –[___][Initially] $[___]

CUSIP No. [___]

Transocean Inc., a Cayman Islands exempted company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS (US$________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Bond attached hereto, on January 30, 2027.

Interest Rate:  2.5% per annum

Interest Payment Dates:  January 30 and July 30.

Regular Record Dates:  January 15 and July 15.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of page intentionally left blank]

Exhibit 1.1 - 3

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

TRANSOCEAN INC., as Issuer

By:______________________________________

Name:

Title:

Exhibit 1.1 - 4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Bonds described in the within-named Indenture.

By:  _________________________________

Authorized Signatory

Dated:  _______________________________

Exhibit 1.1 - 5

[FORM OF REVERSE SIDE OF144A BOND]

TRANSOCEAN INC.
2.5% Senior Guaranteed Exchangeable Bond due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST.  Transocean Inc. (the “Company”) promises to pay interest on the principal amount of this Bond at 2.5% per annum.  The Company shall pay interest semi-annually in arrears on January 30 and July 30 of each year, commencing [_____________].  Interest on the Bonds shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 14, 2020.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on Defaulted Amounts at the rate borne by this Bond, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.

METHOD OF PAYMENT.  The Company shall pay interest on the Bonds (except defaulted interest) to the Persons who are registered Holders of Bonds at the close of business on the January 15 or July 15 next preceding the Interest Payment Date even if such Bonds are canceled after the record date and on or before the Interest Payment Date.  Holders must surrender Bonds to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Bonds represented by a Global Bond (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Bond (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Bond of not less than $1,000,000 aggregate principal amount of Bonds shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.

BOND REGISTRAR, PAYING AGENT AND EXCHANGE AGENT.  Initially, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Bond Registrar, Paying Agent and Exchange Agent.  The Company may appoint and change any Bond Registrar or co-registrar, Paying Agent or Exchange Agent without notice.  The Company or any of its domestically incorporated wholly owned Subsidiaries incorporated in the United States of America may act as Bond Registrar or co-registrar, Paying Agent or Exchange Agent.

4.

INDENTURE.  The Company issued the Bonds under an Indenture dated as of August 14, 2020 (the “Indenture”), among the Company, the Guarantors and the Trustee.  This Bond is one of a duly authorized issue of notes of the Company designated as its 2.5% Senior Guaranteed Exchangeable Bonds due 2027, initially issued in the aggregate principal amount of US$237,933,000.  The terms of the Bonds include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Bonds provided in Appendix A to the Indenture, which is an express term of this Bond).  Any term used in this Bond that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Exhibit 1.1 - 6

5.	OPTIONAL REDEMPTION.

(a)On or after August 14, 2022, the Company shall be entitled at its option to redeem for cash all or a portion of the Bonds, if the closing sale price of the Parent Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides notice of such redemption pursuant to the Indenture. The redemption price for any redemption pursuant to this clause (a) will be equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to 100% of the principal amount of the Bonds to be redeemed).

(b) On or after August 14, 2023, the Company shall be entitled at its option to redeem the Bonds, in whole or in part, at the redemption prices applicable to the Bonds (expressed as a percentage of principal amount of the Bonds to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to the applicable percentage of the principal amount of the Bonds to be redeemed) if redeemed during the twelve-month period beginning on August 14 of the years indicated below:

Year	Percentage
2023	101.250%
2024	100.625%
2025 and thereafter	100.000%

6.

REPURCHASE EVENT.  Upon the occurrence of a Tax Event or a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Bonds or any portion thereof (in minimum principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Tax Event Repurchase Date or Fundamental Change Repurchase Date at a price equal to the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable.

7.

GUARANTEE.  The payment by the Company of the principal of, and premium, if any, and interest on, the Bonds is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8.

DENOMINATIONS; TRANSFER; EXCHANGE.  The Bonds are in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Bonds in accordance with the Indenture.  The Bond Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Bond Registrar need not register the transfer of or exchange any Bonds selected for redemption (except, in the case of a Bond to be redeemed in part, the portion of the Bond not to be redeemed) or any Bonds for a period of 15 days before a selection of Bonds to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as

Exhibit 1.1 - 7

provided in the Indenture.  Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to exchange any Bonds or portion thereof that is a minimum of $1,000 or an integral multiple of $1,000 in excess thereof, into Parent Shares at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

9.	PERSONS DEEMED OWNERS. The registered Holder of this Bond may be treated as the owner of it for all purposes.
10.

UNCLAIMED MONEY OR PARENT SHARES.  If any money or Parent Shares for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money or Parent Shares back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money or Parent Shares must look only to the Company and not to the Trustee for payment.

11.

DISCHARGE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Bonds and the Indenture with respect to the Bonds if the Company deposits with the Trustee money for the payment of principal and interest on the Bonds to redemption or maturity, as the case may be.

12.

AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Bonds then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds), and any existing default or compliance with any provision of the Indenture or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds).  Without the consent of any Holder of Bonds, the Indenture, or the Bonds may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect.

13.

DEFAULTS AND REMEDIES.  The Events of Default relating to the Bonds are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

15.

NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Bonds or the Indenture with respect to the Bonds or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Bond, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Bonds.

Exhibit 1.1 - 8

16.	AUTHENTICATION. This Bond shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Bond.
17.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Bonds and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Bonds.  No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	GOVERNING LAW. THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Exhibit 1.1 - 9

ASSIGNMENT FORM

To assign this Bond, fill in the form below:

I or we assign and transfer this

Bond to:  __________________________________________________________________________

(Insert assignee’s legal name)

__________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Bond on the books of the Company.  The agent may substitute another to act for him.

Dated: ____________________________	Your Signature: ________________________________
(Sign exactly as your name appears on the other side of this Bond.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Exhibit 1.1 - 10

[TO BE ATTACHED TO GLOBAL BONDS]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Bond	Amount of increase in Principal amount of this Global Bond	Principal amount of this Global Bond following such decrease or increase)	Signature of authorized officer of Trustee or Custodian

Exhibit 1.1 - 11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Bond purchased by the Company pursuant to Section 12.01 of the Indenture, check the box:

□ 12.01

If you want to elect to have only part of this Bond purchased by the Company pursuant to Section 12.01 of the Indenture, state the amount in principal amount:  US$________________

Dated: ____________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Bond.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Exhibit 1.1 - 12

EXHIBIT 1.2

to

APPENDIX A

[Form of Face of Regulation S Bond]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED BOND]

THIS BOND AND THE PARENT SHARES ISSUABLE UPON EXCHANGE OF THIS BOND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS BOND, THE PARENT SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.  THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BOND, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED BONDS SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO TRANSOCEAN OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (B), (C) OR (D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF

Exhibit 1.2 - 1

REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE BONDS SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATION S.

THE HOLDER OF THIS BOND BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS BOND CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S.  EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS BOND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NEITHER WE NOR ANY OF OUR AFFILIATES HAVE PROVIDED ANY ADVICE WITH RESPECT TO THE DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS BOND, AND NEITHER WE NOR ANY OF OUR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS SUCH PLAN OR PLANS’ FIDUCIARY WITH RESPECT TO ANY SUCH DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS BOND.

[INCLUDE THE FOLLOWING LEGEND IF A GLOBAL BOND]

THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN DEFINITIVE FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH

Exhibit 1.2 - 2

OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit 1.2 - 3

TRANSOCEAN INC.

2.5% Senior Guaranteed Exchangeable Bond due 2027

No. [S][C] - [___][Initially] $[___]

CUSIP No. [___]

Transocean Inc., a Cayman Islands exempted company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS (US$________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Bond attached hereto, on January 30, 2027.

Interest Rate:  2.5% per annum

Interest Payment Dates:  January 30 and July 30.

Regular Record Dates:  January 15 and July 15.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of page intentionally left blank]

Exhibit 1.2 - 4

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

TRANSOCEAN INC., as Issuer

By:______________________________________

Name:

Title:

Exhibit 1.2 - 5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Bonds described in the within-named Indenture.

By:  _________________________________

Authorized Signatory

Dated:  _______________________________

Exhibit 1.2 - 6

[FORM OF REVERSE SIDE OF REGULATION S BOND]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST.  Transocean Inc. (the “Company”) promises to pay interest on the principal amount of this Bond at 2.5% per annum.  The Company shall pay interest semi-annually in arrears on January 30 and July 30 of each year, commencing [_____________].  Interest on the Bonds shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 14, 2020.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on Defaulted Amounts at the rate borne by this Bond, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.

METHOD OF PAYMENT.  The Company shall pay interest on the Bonds (except defaulted interest) to the Persons who are registered Holders of Bonds at the close of business on the January 15 or July 15 next preceding the Interest Payment Date even if such Bonds are canceled after the record date and on or before the Interest Payment Date.  Holders must surrender Bonds to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Bonds represented by a Global Bond (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Bond (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Bond of not less than $1,000,000 aggregate principal amount of Bonds shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.

BOND REGISTRAR, PAYING AGENT AND EXCHANGE AGENT.  Initially, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Bond Registrar, Paying Agent and Exchange Agent.  The Company may appoint and change any Bond Registrar or co-registrar, Paying Agent or Exchange Agent without notice.  The Company or any of its domestically incorporated wholly owned Subsidiaries incorporated in the United States of America may act as Bond Registrar or co-registrar, Paying Agent or Exchange Agent.

4.

INDENTURE.  The Company issued the Bonds under an Indenture dated as of August 14, 2020 (the “Indenture”), among the Company, the Guarantors and the Trustee.  This Bond is one of a duly authorized issue of notes of the Company designated as its 2.5% Senior Guaranteed Exchangeable Bonds due 2027, initially issued in the aggregate principal amount of US$237,933,000.  The terms of the Bonds include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Bonds provided in Appendix A to the Indenture, which is an express term of this Bond).  Any term used in this Bond that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.	OPTIONAL REDEMPTION.

(a)On or after August 14, 2022, the Company shall be entitled at its option to redeem for cash all or a portion of the Bonds, if the closing sale price of the Parent Shares has been at least 130%

Exhibit 1.2 - 7

of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides notice of such redemption pursuant to the Indenture. The redemption price for any redemption pursuant to this clause (a) will be equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to 100% of the principal amount of the Bonds to be redeemed).

(b) On or after August 14, 2023, the Company shall be entitled at its option to redeem the Bonds, in whole or in part, at the redemption prices applicable to the Bonds (expressed as a percentage of principal amount of the Bonds to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to the applicable percentage of the principal amount of the Bonds to be redeemed) if redeemed during the twelve-month period beginning on August 14 of the years indicated below:

Year	Percentage
2023	101.250%
2024	100.625%
2025 and thereafter	100.000%

6.

REPURCHASE EVENT.  Upon the occurrence of a Tax Event or a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Bonds or any portion thereof (in minimum principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Tax Event Repurchase Date or Fundamental Change Repurchase Date at a price equal to the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable.

7.

GUARANTEE.  The payment by the Company of the principal of, and premium, if any, and interest on, the Bonds is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8.

DENOMINATIONS; TRANSFER; EXCHANGE.  The Bonds are in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Bonds in accordance with the Indenture.  The Bond Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Bond Registrar need not register the transfer of or exchange any Bonds selected for redemption (except, in the case of a Bond to be redeemed in part, the portion of the Bond not to be redeemed) or any Bonds for a period of 15 days before a selection of Bonds to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as provided in the Indenture.  Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the

Exhibit 1.2 - 8

Maturity Date, to exchange any Bonds or portion thereof that is a minimum of $1,000 or an integral multiple of $1,000 in excess thereof, into Parent Shares at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

9.	PERSONS DEEMED OWNERS. The registered Holder of this Bond may be treated as the owner of it for all purposes.
10.

UNCLAIMED MONEY OR PARENT SHARES.  If any money or Parent Shares for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money or Parent Shares back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money or Parent Shares must look only to the Company and not to the Trustee for payment.

11.

DISCHARGE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Bonds and the Indenture with respect to the Bonds if the Company deposits with the Trustee money for the payment of principal and interest on the Bonds to redemption or maturity, as the case may be.

12.

AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Bonds then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds), and any existing default or compliance with any provision of the Indenture or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds).  Without the consent of any Holder of Bonds, the Indenture, or the Bonds may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect.

13.

DEFAULTS AND REMEDIES.  The Events of Default relating to the Bonds are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

15.

NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Bonds or the Indenture with respect to the Bonds or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Bond, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Bonds.

16.	AUTHENTICATION. This Bond shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Bond.

Exhibit 1.2 - 9

17.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Bonds and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Bonds.  No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	GOVERNING LAW. THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Exhibit 1.2 - 10

ASSIGNMENT FORM

To assign this Bond, fill in the form below:

I or we assign and transfer this

Bond to:  __________________________________________________________________________

(Insert assignee’s legal name)

__________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Bond on the books of the Company.  The agent may substitute another to act for him.

Dated: ____________________________	Your Signature: ________________________________
(Sign exactly as your name appears on the other side of this Bond.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Exhibit 1.2 - 11

[TO BE ATTACHED TO GLOBAL BONDS]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Bond	Amount of increase in Principal amount of this Global Bond	Principal amount of this Global Bond following such decrease or increase)	Signature of authorized officer of Trustee or Custodian

Exhibit 1.2 - 12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Bond purchased by the Company pursuant to Section 12.01 of the Indenture, check the box:

□ 12.01

If you want to elect to have only part of this Bond purchased by the Company pursuant to Section 12.01 of the Indenture, state the amount in principal amount:  US$________________

Dated: ____________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Bond.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Exhibit 1.2 - 13

EXHIBIT 1.3

to

APPENDIX A

[Form of Face of Accredited Investor Bond]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED BOND]

THIS BOND AND THE PARENT SHARES ISSUABLE UPON EXCHANGE OF THIS BOND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS BOND, THE PARENT SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.  THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BOND, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED BONDS SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO TRANSOCEAN OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (B), (C) OR (D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS BOND BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS

Exhibit 1.3 - 1

USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS BOND CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S.  EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS BOND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NEITHER WE NOR ANY OF OUR AFFILIATES HAVE PROVIDED ANY ADVICE WITH RESPECT TO THE DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS BOND, AND NEITHER WE NOR ANY OF OUR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS SUCH PLAN OR PLANS’ FIDUCIARY WITH RESPECT TO ANY SUCH DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS BOND.

[INCLUDE THE FOLLOWING LEGEND IF A GLOBAL BOND]

THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BONDS IN DEFINITIVE FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit 1.3 - 2

TRANSOCEAN INC.

2.5% Senior Guaranteed Exchangeable Bond due 2027

No. [A] - [___][Initially] $[___]

CUSIP No. [___]

Transocean Inc., a Cayman Islands exempted company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS (US$________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Bond attached hereto, on January 30, 2027.

Interest Rate:  2.5% per annum

Interest Payment Dates:  January 30 and July 30.

Regular Record Dates:  January 15 and July 15.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of page intentionally left blank]

Exhibit 1.3 - 3

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

TRANSOCEAN INC., as Issuer

By:______________________________________

Name:

Title:

Exhibit 1.3 - 4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Bonds described in the within-named Indenture.

By:  _________________________________

Authorized Signatory

Dated:  _______________________________

Exhibit 1.3 - 5

[FORM OF REVERSE SIDE OF ACCREDITED INVESTOR BOND]

TRANSOCEAN INC.
2.5% Senior Guaranteed Exchangeable Bond due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST.  Transocean Inc. (the “Company”) promises to pay interest on the principal amount of this Bond at 2.5% per annum.  The Company shall pay interest semi-annually in arrears on January 30 and July 30 of each year, commencing [_____________].  Interest on the Bonds shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 14, 2020.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on Defaulted Amounts at the rate borne by this Bond, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.

METHOD OF PAYMENT.  The Company shall pay interest on the Bonds (except defaulted interest) to the Persons who are registered Holders of Bonds at the close of business on the January 15 or July 15 next preceding the Interest Payment Date even if such Bonds are canceled after the record date and on or before the Interest Payment Date.  Holders must surrender Bonds to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Bonds represented by a Global Bond (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Bond (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Bond of not less than $1,000,000 aggregate principal amount of Bonds shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.

BOND REGISTRAR, PAYING AGENT AND EXCHANGE AGENT.  Initially, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Bond Registrar, Paying Agent and Exchange Agent.  The Company may appoint and change any Bond Registrar or co-registrar, Paying Agent or Exchange Agent without notice.  The Company or any of its domestically incorporated wholly owned Subsidiaries incorporated in the United States of America may act as Bond Registrar or co-registrar, Paying Agent or Exchange Agent.

4.

INDENTURE.  The Company issued the Bonds under an Indenture dated as of August 14, 2020 (the “Indenture”), among the Company, the Guarantors and the Trustee.  This Bond is one of a duly authorized issue of notes of the Company designated as its 2.5% Senior Guaranteed Exchangeable Bonds due 2027, initially issued in the aggregate principal amount of US$237,933,000.  The terms of the Bonds include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Bonds provided in Appendix A to the Indenture, which is an express term of this Bond).  Any term used in this Bond that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Bond conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Exhibit 1.3 - 6

5.	OPTIONAL REDEMPTION.

(a)On or after August 14, 2022, the Company shall be entitled at its option to redeem for cash all or a portion of the Bonds, if the closing sale price of the Parent Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides notice of such redemption pursuant to the Indenture. The redemption price for any redemption pursuant to this clause (a) will be equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to 100% of the principal amount of the Bonds to be redeemed).

(b) On or after August 14, 2023, the Company shall be entitled at its option to redeem the Bonds, in whole or in part, at the redemption prices applicable to the Bonds (expressed as a percentage of principal amount of the Bonds to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to the applicable percentage of the principal amount of the Bonds to be redeemed) if redeemed during the twelve-month period beginning on August 14 of the years indicated below:

Year	Percentage
2023	101.250%
2024	100.625%
2025 and thereafter	100.000%

6.

REPURCHASE EVENT.  Upon the occurrence of a Tax Event or a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Bonds or any portion thereof (in minimum principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Tax Event Repurchase Date or Fundamental Change Repurchase Date at a price equal to the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable.

7.

GUARANTEE.  The payment by the Company of the principal of, and premium, if any, and interest on, the Bonds is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8.

DENOMINATIONS; TRANSFER; EXCHANGE.  The Bonds are in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Bonds in accordance with the Indenture.  The Bond Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Bond Registrar need not register the transfer of or exchange any Bonds selected for redemption (except, in the case of a Bond to be redeemed in part, the portion of the Bond not to be redeemed) or any Bonds for a period of 15 days before a selection of Bonds to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as

Exhibit 1.3 - 7

provided in the Indenture.  Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to exchange any Bonds or portion thereof that is a minimum of $1,000 or an integral multiple of $1,000 in excess thereof, into Parent Shares at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

9.	PERSONS DEEMED OWNERS. The registered Holder of this Bond may be treated as the owner of it for all purposes.
10.

UNCLAIMED MONEY OR PARENT SHARES.  If any money or Parent Shares for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money or Parent Shares back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money or Parent Shares must look only to the Company and not to the Trustee for payment.

11.

DISCHARGE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Bonds and the Indenture with respect to the Bonds if the Company deposits with the Trustee money for the payment of principal and interest on the Bonds to redemption or maturity, as the case may be.

12.

AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, or the Bonds may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Bonds then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds), and any existing default or compliance with any provision of the Indenture or the Bonds may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Bonds (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then Outstanding Bonds).  Without the consent of any Holder of Bonds, the Indenture, or the Bonds may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect.

13.

DEFAULTS AND REMEDIES.  The Events of Default relating to the Bonds are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

15.

NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Bonds or the Indenture with respect to the Bonds or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Bond, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Bonds.

Exhibit 1.3 - 8

16.	AUTHENTICATION. This Bond shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Bond.
17.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Bonds and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Bonds.  No representation is made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	GOVERNING LAW. THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Exhibit 1.3 - 9

ASSIGNMENT FORM

To assign this Bond, fill in the form below:

I or we assign and transfer this

Bond to:  __________________________________________________________________________

(Insert assignee’s legal name)

__________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Bond on the books of the Company.  The agent may substitute another to act for him.

Dated: ____________________________	Your Signature: ________________________________
(Sign exactly as your name appears on the other side of this Bond.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Exhibit 1.3 - 10

[TO BE ATTACHED TO GLOBAL BONDS]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Bond	Amount of increase in Principal amount of this Global Bond	Principal amount of this Global Bond following such decrease or increase)	Signature of authorized officer of Trustee or Custodian

Exhibit 1.3 - 11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Bond purchased by the Company pursuant to Section 12.01 of the Indenture, check the box:

□ 12.01

If you want to elect to have only part of this Bond purchased by the Company pursuant to Section 12.01 of the Indenture, state the amount in principal amount:  US$________________

Dated: ____________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Bond.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Exhibit 1.3 - 12

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Re:2.5% Senior Guaranteed Exchangeable Bonds due 2027

Reference is hereby made to the Indenture, dated as of August 14, 2020 (the “Indenture”), among Transocean Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________________, (the “Transferor”) owns and proposes to transfer the Bond[s] or interest in such Bond[s] specified in Annex A hereto, in the principal amount of US$______________ in such Bond[s] or interests (the “Transfer”), to_________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

□Item 1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Bond or a Physical Bond pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Bond is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Bond for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Bond and/or the Physical Bond and in the Indenture and the Securities Act.

□Item 2.  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Bond or a Physical Bond pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in

Appendix B - 1

contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Bond and/or the Physical Bond and in the Indenture and the Securities Act.

□Item 3.  Check if Transferee will take delivery of a beneficial interest in the AI Global Bond or a Physical Bond to an Accredited Investor.  The Transferor hereby certifies that the beneficial interest or Physical Bond and is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Bond and for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an “accredited investor” within the meaning of Rule 501(a) and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Bond and will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Bond and/or the Physical Bond and in the Indenture and the Securities Act.

□Item 4.  Check and complete if Transferee will take delivery of a Physical Bond pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Bond and Restricted Physical Bond and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

□a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

□b) such Transfer is being effected to the Company or any of its Subsidiaries;

or

□c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

□Item 5.  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Bond or of an Unrestricted Physical Bond.

□a) Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bond, on Restricted Physical Bond and in the Indenture.

□b) Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in

Appendix B - 2

compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bond, on Restricted Physical Bond and in the Indenture.

□c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Bond will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bond or Restricted Physical Bond and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:_______________________________

Name:

Title:

Dated:________________________________

Appendix B - 3

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)□ a beneficial interest in the:

(i)□ 144A Global Bond (CUSIP ____________), or

(ii)□ Regulation S Global Bond (CUSIP ____________); or

(iii)□ AI Global Bond (CUSIP ____________); or

(b)□ a Restricted Physical Bond.

2.After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)□ a beneficial interest in the:

(i)□ 144A Global Bond (CUSIP __________), or

(ii)□ Regulation S Global Bond (CUSIP__________), or

(iii)□ AI Global Bond (CUSIP__________), or

(iv)□ Unrestricted Global Bond (CUSIP__________); or

(b)□ a Restricted Physical Bond; or

(c)□ an Unrestricted Physical Bond,

in accordance with the terms of the Indenture.

Appendix B - 4

Dated: __________________________________
________________________________________

_______________________________________ Signature(s)
______________________________________ Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission.

Rule 17Ad-15 if Bonds are to be delivered, other than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Bond in every particular without alteration or enlargement or any change whatever.

Appendix B - 5

APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Re:2.5% Senior Guaranteed Exchangeable Bonds due 2027

Reference is hereby made to the Indenture, dated as of August 14, 2020 (the “Indenture”), among Transocean Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of US$_________ in such Bond[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

Item 1.  Exchange of Restricted Physical Bonds or Beneficial Interests in a Restricted Global Bond for Unrestricted Physical Bonds or Beneficial Interests in an Unrestricted Global Bond evidencing the same indebtedness as the Restricted Global Bond

□a) Check if Exchange is from beneficial interest in a Restricted Global Bond to beneficial interest in an Unrestricted Global Bond.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Bond for a beneficial interest in an Unrestricted Global Bond in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bond and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

□b) Check if Exchange is from beneficial interest in a Restricted Global Bond to Unrestricted Physical Bond.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Bond for an Unrestricted Physical Bond, the Owner hereby certifies (i) the Unrestricted Physical Bond is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bond and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Appendix C - 1

□c) Check if Exchange is from Restricted Physical Bond to beneficial interest in an Unrestricted Global Bond.  In connection with the Owner’s Exchange of a Restricted Physical Bond for a beneficial interest in an Unrestricted Global Bond, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Bond and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

□d) Check if Exchange is from Restricted Physical Bond to Unrestricted Physical Bond.  In connection with the Owner’s Exchange of a Restricted Physical Bond for an Unrestricted Physical Bond, the Owner hereby certifies (i) the Unrestricted Physical Bond is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Bond and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Item 2.  Exchange of Restricted Physical Bonds or Beneficial Interests in Restricted Global Bonds for Restricted Physical Bonds or Beneficial Interests in Restricted Global Bonds

□a) Check if Exchange is from beneficial interest in a Restricted Global Bond to Restricted Physical Bond.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Bond for a Restricted Physical Bond with an equal principal amount, the Owner hereby certifies that the Restricted Physical Bond is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Physical Bond issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Physical Bond and in the Indenture and the Securities Act.

□b) Check if Exchange is from Restricted Physical Bond to beneficial interest in a Restricted Global Bond.  In connection with the Exchange of the Owner’s Restricted Physical Bond for a beneficial interest in the [CIRCLE ONE] 144A Global Bond, Regulation S Global Bond or AI Global Bond with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Physical Bond and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Bond and in the Indenture and the Securities Act.

Appendix C - 2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:_______________________________

Name:

Title:

Dated:________________________________

Appendix C - 3

APPENDIX D

FORM OF NOTICE OF EXCHANGE

To: TRANSOCEAN INC.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Exchange Agent

Wells Fargo Bank, National Association

Corporate Trust – Conversions Team

600 Fourth Street South, 6th Floor

MAC N9300-060

Minneapolis, MN 55415

Phone: 1-800-344-5128

Email: cmesconversions@wellsfargo.com

The undersigned registered owner of this Bond hereby exercises the option to exchange this Bond, or the portion hereof (that are in minimum denominations of $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, for Parent Shares, in accordance with the terms of the Indenture referred to in this Bond, and directs that (x) any Parent Shares issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Bonds representing any unexchanged principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below and (y) any cash payable to the undersigned upon such exchange be paid in accordance with the wire instructions attached hereto as Schedule 1 hereto.  If any Parent Shares or any portion of this Bond not exchanged are to be issued in the name of a Person other than the undersigned or the name of a Person on behalf of the undersigned, the undersigned will pay all documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer taxes, if any, in accordance with Section 11.02(d) and Section 11.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Bond.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

[To the extent the Bonds subject to exchange are Restricted Bonds, any non-Affiliate can include the following representation in order to receive unrestricted securities in connection with such exchange: In connection with this Notice of Exchange, the undersigned requests that any Private Placement Legends applicable to Bonds held by the undersigned (or Shares to be received in exchange for such Bonds) be removed and the Shares issuable upon such exchange constitute unrestricted securities of the Parent. By delivery of this Notice of Exchange, the undersigned represents, warrants and agrees, for the benefit of the Company, the Parent, the Trustee and the Exchange Agent, that, with respect to the Bonds of the undersigned subject to this Notice of Exchange: (1) the beneficial owner is not an underwriter with respect to the Bonds or the Shares and no future sale of the Bonds or the Shares would be part of a distribution of securities of the Company; (2) either (x) both (I) the Bonds have been beneficially owned by the undersigned for a period of at least six months (calculated in accordance with Rule 144(d) under the Securities Act) and (II) in connection with the exchange, the Shares are being sold pursuant to Rule 144 promulgated under Securities Act and the undersigned has compiled with all requirements for such sale under Rule 144 or (y) the Bonds have been beneficially owned by the undersigned for a period of at one year (calculated in accordance with Rule 144(d) under the Securities Act); (3) the undersigned is not an “affiliate” (as defined in Rule 144(a)(1) under the Securities Act) of the Company or the Parent and has not been an “affiliate” of the Company for any time during the past three months; and (4) the undersigned will indemnify and hold the Company, the Parent, the Trustee and the Exchange Agent (the “Indemnified Parties”), harmless against any and all liabilities, losses, penalties, damages, or expenses (including any legal fees and expenses reasonably incurred by the Indemnified Parties) incurred or suffered by the Indemnified Parties arising out of any breach of representations, warranties, or covenants set forth in this paragraph.]

[Signature Page Follows]

Appendix D - 1

Dated:
_______________________________________	_______________________________________
_______________________________________
Signature(s)
_______________________________________
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Parent Shares are to be issued, or Bonds are to be delivered, other than to and in the name of the registered holder.

Appendix D - 2

Holder Information

(Complete the Following Form for Each Holder including providing wire instructions on Schedule 1 hereto)

Legal Name of Holder:
Aggregate principal amount of Existing Exchangeable Bonds to be exchanged (must be a multiple of $1,000):
CUSIP:
Holder’s Address:
Contact Email:
Telephone:
Country (and, if applicable, State) of Residence:
Taxpayer Identification Number:
Account for Bonds Being Exchanged
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number
DTC Participant Contact Email:
Account # at DTC Participant:
Account for Parent Shares
In the case of global Parent Shares:
DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number
DTC Participant Contact Email:
Account # at DTC Participant:
In the case of certificated Parent Shares:
Legal Name of Holder:
Holder’s Address:
Contact Email:
Telephone:
Country (and, if applicable, State) of Residence:
Taxpayer Identification Number:

Appendix D - 3

Schedule 1 to Appendix D

[Insert applicable wire instructions to receive any cash amounts]

Sch. 1 to Appendix D - 1

APPENDIX E

FORM OF REPURCHASE NOTICE

To: TRANSOCEAN INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Exchange Agent

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300 070

Minneapolis, MN 55415

The undersigned registered owner of this Bond hereby acknowledges receipt of a notice from or on behalf of Transocean Inc. (the “Company”) as to the occurrence of a Tax Event or Fundamental Change and specifying the Tax Event Repurchase Date or Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 12.01 of the Indenture referred to in this Bond (1) the entire principal amount of this Bond, or the portion thereof (that is a minimum of $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Tax Event Repurchase Date or Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Tax Event Repurchase Date or Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Bonds, the certificate numbers of the Bonds to be repurchased are as set forth below:

Dated: _______________________________
_______________________________________ Signature(s)
_______________________________________ Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all): [______]
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Bond in every particular without alteration or enlargement or any change whatever.

Appendix E-1

APPENDIX F

FORM OF SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of [__________]  (this “Supplemental Indenture”) is among Transocean Inc., (the “Company”), [                    ] (the “Additional Guarantor”), which is a subsidiary of Transocean Ltd., each of the other existing Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as Trustee.

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of August 14, 2020 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 2.5% Senior Guaranteed Exchangeable Bonds due 2027 (the “Bonds”);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall become a Guarantor (as defined in the Indenture); and

WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantees with respect to the Bonds or to secure the Bonds without the consent of the Holders of the Bonds;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Guarantor, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Bonds as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantor, the Guarantors and the Trustee.

Section 4. Agreement to Guarantee. The Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 10 thereof.  The Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Bonds when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Bonds and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Bonds.

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Bonds are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Appendix F-1

Section 6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

Appendix F-2

COMPANY:

TRANSOCEAN INC.

By:
Name:
Title:

ADDITIONAL GUARANTOR:

[__________]

By:
Name:
Title:

GUARANTORS:

[Insert signature blocks for each of the Guarantors existing at the time of execution of this Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Appendix F-3